UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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Noranda Aluminum Holding Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2014
ANNUAL MEETING OF STOCKHOLDERS AND
PROXY STATEMENT
The 2014 Annual Meeting of Stockholders of Noranda Aluminum Holding Corporation will be held at:
THE LONDON NYC
151 West 54th Street
New York, New York
on Friday, May 9, 2014, at 10:00 a.m., Eastern Daylight Time

NORANDA ALUMINUM HOLDING CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Friday, May 9, 2014 at 10:00 a.m. EDT
The 2014 Annual Meeting of Stockholders of Noranda Aluminum Holding Corporation will be held on Friday, May 9, 2014 at 10:00 a.m. Eastern Daylight Time, at The London NYC, 151 West 54th Street, New York, New York for the following purposes:

1.	To elect four directors to serve until the 2017 Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	To vote on a proposal to adopt the Noranda Aluminum Holding Corporation 2014 Long-Term Incentive Plan.

3.	To vote, on an advisory basis, on a proposal to approve the compensation of our named executive officers.

4.	To vote on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014.

5.	To transact such other business as may properly be brought before the meeting or any adjournments thereof.
All stockholders are cordially invited to attend, although only those stockholders of record as of the close of business on March 24, 2014 will be entitled to notice of, and to vote at, the meeting or any adjournments.
Your vote is important. Whether or not you expect to attend the meeting, we urge you to vote by submitting your proxy in the envelope provided. This will ensure representation of your shares in the event you are not able to attend the meeting. You may revoke your proxy and vote in person at the meeting if you so desire.
By Order of the Board of Directors,
Gail E. Lehman
Chief Administrative Officer, General Counsel
and Corporate Secretary
Franklin, Tennessee
April 15, 2014
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 9, 2014: The Notice of Annual Meeting, Proxy Statement and 2013 Annual Report are available at: www.norandaaluminum.com/proxy

NORANDA ALUMINUM HOLDING CORPORATION
801 Crescent Centre Drive, Suite 600
Franklin, TN 37067
(615) 771-5700

PROXY STATEMENT

PROXIES AND VOTING
This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors, which we refer to as the "Board," for use at the Annual Meeting of Stockholders to be held on May 9, 2014 and at any adjournments. Distribution of this proxy statement and form of proxy is commencing on or about April 15, 2014.
Each holder of record of our common stock at the close of business on March 24, 2014 is entitled to one vote per share. At the close of business on March 24, 2014, 68,491,727 shares of our common stock were outstanding.
Any stockholder giving a proxy has the power to revoke that proxy at any time before it is voted. Any proxy that is not revoked will be voted at the Annual Meeting. If no contrary instruction is indicated on the proxy, the persons named in the proxy will vote the shares FOR the election of the nominees described in this proxy statement, FOR approval of the Noranda Aluminum Corporation 2014 Long-Term Incentive Plan, FOR approval, on an advisory basis, of the compensation of our named executive officers and FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014.
The presence, in person or by proxy, of the holders of a majority of our outstanding shares entitled to vote generally in the election of directors constitutes a quorum. Directors are elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Any other matters that may be acted upon at the Annual Meeting will be determined by the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the matter. An abstention will have the same effect as a vote against. A broker "non-vote" is not counted for purposes of voting on any of the matters described above. A broker "non-vote" occurs when a broker holding shares in nominee or "street" name does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner.
The Board is not aware of any matters that will be brought before the Annual Meeting other than those described in this proxy statement. However, if any other matters properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote in their discretion on such matters.
Solicitation of proxies on behalf of the Board may be made by our employees through the mail, in person and by telephone. We will pay all costs of the solicitation. We also will reimburse brokerage houses and other nominees for forwarding proxy materials to beneficial owners.
In this proxy statement, we will sometimes refer to our company as "Noranda HoldCo." Our references to "Apollo" mean investment funds affiliated with, or co-investment vehicles managed materially by, Apollo Management L.P. (including Apollo Investment Fund VI, L.P. along with parallel investment funds), which we refer to as the "Apollo Funds." Apollo owned 33.3% of our common stock on March 24, 2014.

ELECTION OF DIRECTORS
Our amended and restated certificate of incorporation provides for the division of the Board into three classes, with the directors in each class serving for a term of three years. At the Annual Meeting, four directors will be elected to serve until the 2017 Annual Meeting and until their successors are elected and qualified. All nominees currently are members of the Board.
Under an amended and restated securityholders agreement, dated as of May 19, 2010, among Noranda HoldCo, Apollo and management employees who hold our common stock or options to acquire our common stock, except as otherwise required by applicable law, if Apollo continues to hold (1) at least 30 percent but less than 50 percent of our outstanding common stock, it will have the right to designate at least six director nominees; (2) at least 20 percent but less than 30 percent of our outstanding common stock, it will have the right to designate at least five director nominees; and (3) at least 10 percent but less than 20 percent of our outstanding common stock, it will have the right to designate at least four director nominees. The number of director nominees Apollo has a right to designate based on the share ownership levels described above will decrease to at least four, three and two, respectively, if the Board decreases the size of the Board to nine or fewer directors. Once Apollo owns less than 10 percent of our outstanding common stock, it will no longer have any right to designate directors. Except as otherwise required by applicable law, Apollo will have the right to designate a replacement to fill a vacancy on the Board caused by the departure of a director who was designated by Apollo. Based on Apollo's ownership of 33.3% of our common stock on March 24, 2014, Apollo has the right to designate at least six of our director nominees.
Our by-laws provide that vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors. The directors so chosen will hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor has been duly elected and qualified. In addition, under the amended and restated securityholders' agreement, if the vacancy relates to a director designated by Apollo, Apollo has the right to designate a replacement to fill such vacancy. Effective March 26, 2014, Robert A. Kasdin and Gareth Turner, both directors of the Company, resigned. To fill the vacancy caused by the resignation of Mr. Kasdin, the Board selected Elliot G. Sagor to serve until the 2016 Annual Meeting of Stockholders and until his successor is duly elected and qualified. To fill the vacancy caused by the resignation of Mr. Turner, the Board selected Robert Kalsow-Ramos, an Apollo designee, to serve until the 2015 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Biographical information regarding Messrs. Sagor and Kalsow-Ramos is set forth below.
In considering individuals, other than affiliates of Apollo, as designees recommended for nomination as directors, our Nominating and Governance Committee seeks persons who, together with the Apollo designees, collectively possess the range of attributes described below under "Corporate Governance - Nominating and Governance Committee." The Nominating and Governance Committee and the Board believe that the nominees listed below collectively possess the attributes and experience, which, together with the respective attributes of our other directors whose terms expire in 2015 and 2016, make each of our directors well qualified to serve on the Board.
We do not anticipate that any of the nominees will become unavailable to serve as a director for any reason, but if they became unavailable, the persons named in the enclosed form of proxy will vote for any substitute nominee designated by the Board, unless the Board determines to reduce the number of directors in the relevant class. Information concerning the nominees and the continuing members of the Board is provided below.
The Board of Directors recommends a vote FOR the election of all of the nominees.
Standing for Election for Term Expiring in 2017
William H. Brooks, 71, has been a director since July 2007 and Chairman of the Board of Noranda HoldCo since March 2008. Mr. Brooks was the President and Chief Executive Officer of Noranda HoldCo from May 2007 until he retired in March 2008. Prior to serving as our President and Chief Executive Officer, he was President of the Aluminum Business, President of the Rolling Mills Division, President of Primary Products Division and Plant Manager at our Huntingdon, Tennessee facility East and West. Mr. Brooks has over 30 years of experience in the aluminum industry, including 22 years with Noranda Aluminum. Mr. Brooks holds a BS in Business from Cleveland State University and an MBA from the University of Tennessee. He is a Certified Public Accountant.
Having served as our former Chief Executive Officer and in a variety of senior management positions within our company, Mr. Brooks has extensive knowledge of all facets of our day-to-day operations. In addition, he has acquired extensive knowledge from over 30 years of experience in the aluminum industry, enabling him to provide important insights in evaluating our priorities and challenges.
Matthew R. Michelini, 32, has been a director of Noranda HoldCo since March 2007. Mr. Michelini joined Apollo in 2006. Prior to joining Apollo, Mr. Michelini was a member of the mergers and acquisitions group of Lazard Frères & Co. from 2004 to 2006. Mr. Michelini also serves on the board of directors of Athene Holding Ltd. and previously served on the board of directors of Metals USA Holdings Corp. Mr. Michelini graduated from Princeton University with a BS in Mathematics and a Certificate in Finance.

Mr. Michelini has significant experience identifying opportunities for, negotiating, and managing private equity investments on behalf of Apollo, and has over six years of experience in financing, analyzing and investing in public and private companies. He has worked with an Apollo diligence team on several transactions in the metals and mining sector, including the acquisition of our business. In addition, he is also on the Apollo team responsible for monitoring other Apollo sponsored metals and mining companies, and in this role he works closely with our management.
Thomas R. Miklich, 66, has been a director since January 2008. He was Vice President and Chief Financial Officer of Ferro Corporation from July 2010 until April 2012, and retired from that company in July 2012. He was a director, from 2002 to 2007, and Chief Financial Officer, from 2005 to 2007, of Titan Technology, Inc., a private information technology consulting and outsourcing company. Mr. Miklich also was a director, from 1994 to 2002, and Chief Financial Officer, from 2002 to 2004, of OM Group, Inc., a specialty chemical company. He also served as Chief Financial Officer for The Sherwin-Williams Company from 1986 to 1991. From 1993 to 2002, Mr. Miklich served as Chief Financial Officer of Invacare Corporation, and he also served as that company’s General Counsel. Mr. Miklich also is a director of Quality Distribution, Inc., and served as a director of United Agri Products from 2005 to 2007, as well as Chairman of United Agri Products Audit Committee.
Mr. Miklich's extensive financial and legal experience enables him to provide to the Board valuable insights with regard to financial and legal issues, and also makes him a valued member of the Audit Committee.
Ronald S. Rolfe, 68, became a director in January 2013. He is currently a Retired Partner at Cravath, Swaine & Moore LLP, and his practice encompassed major antitrust and securities cases, corporate governance advice, SEC and grand jury investigations and a wide range of commercial litigation and arbitrations for U.S. and international clients. Mr. Rolfe began as an Associate with Cravath in 1970 and became Partner in 1977. He is currently a member of the Board of Directors and Audit Committee of Berry Plastics Group, Inc. (a company approximately 21% owned by Apollo) and on the Strategic and Audit Committees of Captain Bidco SAS (France), a private company owned by Apollo, and the Board of Directors of Advanced Assessment Systems, Inc. He also serves on the Board of Trustees at The Allen-Stevenson School and De La Salle Academy, and as Trustee Emeritus of The Lawrenceville School. Other current positions held by Mr. Rolfe include President of The Allen-Stevenson School, member of the Executive Committee of The Lawrenceville School and member of the Audit Committee and Chairman of the Governance Committee at De La Salle Academy. He graduated from Harvard College and Columbia Law School.
Mr. Rolfe's long and distinguished legal career, during which he advised numerous corporate boards of directors and high-level executives, enables him to provide valuable insights with regard to risk management and corporate governance. In addition, his service on both for-profit and not-for-profit boards provides him with meaningful experience in strategic planning, accounting, budgeting and compliance with various regulatory systems.
Current Term Expires in 2015
Richard B. Evans, 66, has been a director since March 2010. He is currently Chairman of the Board and a member of the Audit Committee of Constellium, N.V., a company that produces aluminum fabricated products for the aerospace, packaging and automotive industries worldwide. From February 2010 through November 2011, he was Constellium's Interim Chief Executive Officer. Until May 2013, he served as Non-Executive Chairman of Resolute Forest Products (formerly AbitibiBowater Inc.), a forest products company based in Montreal. He is an independent director of CGI Group, Inc., a company engaged in information technology and management consulting, as well as outsourcing services. He retired in April 2009 as an Executive Director of London-based Rio Tinto plc and Melbourne-based Rio Tinto Ltd., and as Chief Executive of Rio Tinto Alcan, a wholly-owned subsidiary of Rio Tinto and the world's leading producer of aluminum. Mr. Evans was President and Chief Executive Officer of Montreal-based Alcan Inc. from March 2006 to October 2007, and led the negotiation of the acquisition of Alcan by Rio Tinto in October 2007. He was Alcan's Executive Vice President and Chief Operating Officer from September 2005 to March 2006. Prior to joining Alcan in 1997, he held various senior management positions with the Kaiser Aluminum and Chemical Company during his 27 years with the company. Mr. Evans is a member of the Advisory Board of the Global Economic Symposium based in Kiel, Germany. He is a past Chairman of the International Aluminum Institute and a past Chairman of the Washington, D.C.-based U.S. Aluminum Association.
Mr. Evans' 40 years in the aluminum industry has provided him with extensive experience in executive management, including experience in engineering, operations, sales and strategy. His industry-specific knowledge, enhanced by his global perspective with respect to the aluminum market gained as a board member of the International Aluminum Institute, enables him to provide valuable insights to management and to the Board with respect to both global and domestic aspects of the aluminum industry. Moreover, Mr. Evans' financial experience in his past management positions make him well qualified to serve on the Audit Committee.
Robert J. Kalsow-Ramos, 28, has been a director since March 2014. He is an investment professional at Apollo. He joined Apollo in 2010 and has been involved in the evaluation and execution of private equity transactions in a variety of industries. Prior to joining Apollo, Mr. Kalsow-Ramos was a member of the Investment Banking Division at Morgan Stanley from 2008 to 2010. Mr. Kalsow-Ramos graduated with High Honors from the Stephen M. Ross School of Business at University of Michigan with a Bachelor of Business Administration.

Mr. Kalsow-Ramos has significant experience identifying opportunities for, negotiating, and managing private equity investments on behalf of Apollo, and has over six years of experience financing, analyzing and investing in public and private companies. He has worked on numerous transactions in the commodities industry and is on the Apollo team responsible for monitoring other Apollo sponsored metals and mining companies. In this role, he has worked closely with our management since Noranda’s initial public offering in 2010.
Carl J. Rickertsen, 54, has been a director since April 2012. He is currently the Managing Partner of Pine Creek Partners, a private equity fund targeting small manufacturing, distribution and service industry businesses since February 2005. From September 1994 to October 2004, he was Chief Operating Officer and Partner of Thayer Capital Partners, a private equity firm. Mr. Rickertsen was a founding partner of three Thayer Capital funds totaling over $1.4 billion. From March 1989 to February 1993, Mr. Rickertsen was a general partner of Hancock Park Associates, an investment firm. Earlier in his career, Mr. Rickertsen was employed by Brentwood Associates and Morgan Stanley & Co. Incorporated. He is a director of Berry Plastics Group, Inc. (a company whose common stock is approximately 21% owned by Apollo), MicroStrategy Incorporated, Apollo Senior Floating Rate Fund, Inc. and Apollo Tactical Income Fund, and previously served on the board of directors of Convera Corporation, UAP Holding Corp. and Homeland Security Capital Corp.
Mr. Rickertsen's extensive experience with respect to investing in and advising a wide range of businesses enables him to provide valuable insights to the Board regarding strategic planning, capital structuring, financing and acquisitions.
Alan H. Schumacher, 67, has been a director since January 2008. From 1977 to 2000, Mr. Schumacher served in various financial positions at American National Can Group, Inc. and its subsidiary, American National Can Company, most recently serving as Executive Vice President and Chief Financial Officer of American National Can Group, Inc. Mr. Schumacher was a member of the Federal Accounting Standards Advisory Board from July 2002 until June 2012. He is a director of BlueLinx Holdings, Inc., Quality Distribution, Inc., School Bus Holdings, Inc. and Evertec, Inc. Mr. Schumacher was a director of EAF, LLC until February 2012.
Mr. Schumacher's past service as the Chief Financial Officer of American National Can Group, Inc., in addition to various other financial positions with that company, and his past membership on the Federal Accounting Standards Advisory Board, enables him to provide important insights to the Board on matters affecting finance and accounting, strategic planning and risk management, and makes him well-qualified to serve as Chairman of the Audit Committee.
Current Term Expires in 2016
Matthew H. Nord, 34, has been a director since March 2007. Mr. Nord joined Apollo in 2003. From 2001 to 2003, Mr. Nord was a member of the Investment Banking division of Salomon Smith Barney Inc. Mr. Nord serves on the board of directors of Affinion Group Inc., Constellium N.V., MicroCap Financial Holdings LLC and Novitex Holdings, Inc. Mr. Nord previously served on the Board of Directors of Evertec, Inc., Hughes Telematics Inc. and SOURCEHOV Holdings, Inc. He also serves on the Board of Overseers of the University of Pennsylvania School of Design. Mr. Nord graduated summa cum laude with a BS in Economics from the Wharton School of the University of Pennsylvania.
Mr. Nord has over ten years of experience in financing, analyzing and investing in public and private companies, including significant experience making and managing private equity investments on behalf of Apollo. He has worked on numerous metals industry transactions at Apollo, particularly in the aluminum sector. Together with Mr. Press, he led the Apollo diligence team for the acquisition of our business and has worked closely with our management since the acquisition.
Eric L. Press, 48, has been a director since March 2007. Mr. Press is a partner of Apollo and joined Apollo in 1998. Prior to joining Apollo, Mr. Press was associated with the law firm of Wachtell, Lipton, Rosen & Katz, specializing in mergers, acquisitions, restructurings and related financing transactions. From 1987 to 1989, Mr. Press was a consultant with The Boston Consulting Group, a management consulting firm focused on corporate strategy. Mr. Press has been engaged in a broad range of Apollo's lodging, leisure and entertainment investment activities, as well as Apollo's investments in basic industries and financial services. Mr. Press serves on the boards of directors of Apollo Commercial Real Estate Finance, Inc., Prestige Cruise Holdings, Inc. and several of its affiliated entities, Affinion Group, Inc., Caesars Entertainment Corporation, and Verso Paper Corp. Mr. Press previously served on the board of directors of Metals USA Holdings Corp. and Innkeepers USA. Mr. Press graduated magna cum laude from Harvard College with an AB in Economics, and from Yale Law School, where he was a Senior Editor of the Yale Law Review.
Mr. Press has approximately 20 years of experience in the process of financing, analyzing, investing in and advising public and private companies and their boards of directors. He is one of the leaders of Apollo's private equity investments in metals and mining and has considerable experience making and managing private equity investments on behalf of Apollo. Together with Mr. Nord, he led the Apollo diligence team for the acquisition of our company's business and has worked closely with our management since the acquisition.
Elliot G. Sagor, 73, has been a director since March 2014. Mr. Sagor has been a partner at the law firm of Mintz & Gold LLP since 2014. Mr. Sagor was a partner at Hogan Lovells US LLP from 2002 to 2014, and was a partner at Squadron Ellenoff Plesent & Sheinfeld LLP from 1985 until its 2002 merger with Hogan & Hartson LLP (now Hogan Lovells). In his over 35 years in private practice, Mr. Sagor has represented clients in connection with complex civil and criminal litigation covering a wide variety of matters, including matters relating to federal and state securities laws, tax, accounting fraud, antitrust, product liability, environmental, and regulatory compliance. Mr. Sagor was an Assistant U.S. Attorney for the Southern District of New York from 1970 to 1976. He is a frequent lecturer and writer on ethics and other legal matters. Mr. Sagor received his law degree and also received an LL.M in Taxation from New York University School of Law. His undergraduate degree from the Wharton School of the University of Pennsylvania provided him with a background in accounting.
Mr. Sagor's extensive experience in civil and criminal litigation matters, including complex accounting, tax and securities matters, coupled with his focus on ethics and his background in accounting and tax, enables him to provide insights to the Board on accounting, compliance, corporate governance, risk management and communications with regulatory agencies.
Layle K. Smith, 59, has been our President and Chief Executive Officer and a director since March 2008. From April 2007 to December 2007, Mr. Smith held the position of Executive Director with the Berry Plastics Corporation. He was Chief Executive Officer and a member of the Board of Directors of Covalence Specialty Materials Corporation from June 2006 until it merged under common Apollo control with Berry Plastics Corporation in April 2007. In his role as Chief Executive Officer of Covalence, Mr. Smith was responsible for the executive leadership of the company, including accountability for achieving overall financial results. After its merger with Berry Plastics Corporation, Covalence was operated as a division of Berry Plastics, and Mr. Smith continued to be responsible for financial results as Executive Director of Berry Plastics. Mr. Smith was President and Chief Operating Officer of Resolution Performance Products LLC, an Apollo portfolio company, from September 2004 until that company merged under common Apollo control with Hexion Specialty Chemicals Inc. in May 2005. Mr. Smith served as a Divisional President at Hexion until his departure in June 2006. From February 2002 to February 2004, Mr. Smith was Chief Executive Officer and Director of NxtPhase Corporation, a manufacturer of high voltage digital optical sensors, relays and recorders. A receiver was appointed for NxtPhase in 2004. In his senior management roles, Mr. Smith was responsible for the executive management and operations of the company, including responsibility for achieving overall financial results. Previously, Mr. Smith held positions at Ballard Power Systems and The Dow Chemical Company. Mr. Smith graduated in 1981 from Harvard University with an MBA and in 1977 with a BA in Chemistry.
Mr. Smith's intimate knowledge of our company, gained through his tenure as our Chief Executive Officer, coupled with his extensive management experience, enables him to provide important insights to the Board regarding our operations, including finance, production, marketing, strategic planning and risk assessment.
CORPORATE GOVERNANCE
Corporate Governance Guidelines and Other Corporate Governance Documents
Our corporate governance guidelines, including guidelines relating to director qualifications and responsibilities, Board committees, director access to officers and employees, director compensation and other matters relating to our corporate governance, are available on the Investor Relations page of our website, www.norandaaluminum.com/investor. Also available on the Investor Relations page are other corporate governance documents, including our Code of Business Conduct and Ethics and the charters of the Compensation Committee, Audit Committee and Nominating and Governance Committee.
Our website is not part of this proxy statement; references to our website address in this proxy statement are intended to be inactive textual references only.
Director Independence
The Board has affirmatively determined that Messrs. Brooks, Evans, Kasdin, Miklich, Rickertsen, Rolfe, Sagor and Schumacher are independent within the meaning of the New York Stock Exchange ("NYSE") listing standards. The Board has further determined that each of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent within the meaning of the NYSE listing standards, and that the members of the Audit Committee and Compensation Committee meet the additional independence requirements of the NYSE applicable to them as members of those committees.
Mr. Smith is not considered independent due to his current employment relationship with us, and Messrs. Michelini, Nord, Press and Kalsow-Ramos are not considered independent due to their relationship with Apollo, our largest stockholder.
Prior to March 19, 2012, Apollo owned a majority of our voting stock and, as a result, we qualified as a “controlled company” under NYSE listing standards. As a controlled company, we were exempt from NYSE requirements to have a majority of independent directors on our Board and to have a nominating/corporate governance committee and a compensation committee composed entirely of independent directors. On March 19, 2012, Apollo sold 10,000,000 shares of our common stock in a public offering. As a result, Apollo's ownership declined to 48.8% of our outstanding common stock, and we no longer qualified as a controlled company under NYSE listing standards. Therefore, we were subject to NYSE transition rules requiring that, within 90 days after termination of our controlled company status, a majority of the directors on the Nominating and Governance Committee and the Compensation Committee must be independent. Accordingly, effective March 19, 2012, Mr. Press resigned from the Nominating and Governance Committee, and Messrs. Kasdin and Miklich were appointed to serve on that committee. In addition, Mr. Nord resigned from the Compensation Committee, and Messrs. Kasdin and Schumacher were appointed to serve on that committee. The NYSE transition rules further required that, within one year after termination of our controlled company status, a majority of our directors must be independent and all members of the Nominating and Governance Committee and the Compensation Committee must be independent. Therefore, on January 16, 2013, Mr. Ali Rashid, a director who was not considered independent due to his relationship with Apollo, resigned, and on January 17, 2013, the Board elected Mr. Rolfe to fill the vacancy created by Mr. Rashid’s resignation. In addition, on March 13, 2013, Mr. Press and Mr. Nord resigned from the Compensation Committee and Nominating and Governance Committee, respectively, and Mr. Rickertsen was appointed to serve on both committees.
Executive Sessions of Non-Management Directors
The independent directors meet at regularly scheduled executive sessions outside of the presence of the directors who are not independent. Mr. Schumacher presides over the executive sessions of the independent directors.
Board Leadership Structure and Role in Risk Oversight
The Board has no policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in the best interest of our company for the Board to make a determination when it elects a new Chief Executive Officer.
Currently, the positions of Chairman and Chief Executive Officer have been separated. Our Board Chairman is William H. Brooks, who was our President and Chief Executive Officer from May 2007 until March 2008, and previously served Noranda Aluminum in various capacities for over 20 years. Mr. Brooks initially agreed to serve as our Chairman at Apollo’s request and was compensated under a separate arrangement with Apollo that terminated in May 2010. We believe that Mr. Brooks’ leadership skills, coupled with his intimate knowledge of the aluminum industry, make him well qualified to serve as our Chairman at this time.
Management of risk is the direct responsibility of the Chief Executive Officer and other members of the Noranda Executive Team. The Board has responsibility for the oversight of risk management on an enterprise-wide basis, assessing whether management has appropriately identified the risks faced by our company, determined how those risks will evolve over time, and developed the proper actions for risk mitigation. The Board’s approach is designed to support the achievement of our organizational and strategic objectives, supporting sound financial management and sustainable growth, while at the same time creating enhanced stockholder value. The Board evaluates the risk management practices developed and implemented by management and gauges whether these practices are operating as intended. The Board regularly reviews information regarding operations, safety performance, cash and financial management, productivity, growth initiatives, and the risks associated with each. In addition, the Board develops an annual operating plan with management that takes into account key risks and opportunities. Several review sessions between management and the Board are conducted as part of the process to develop the operating plan, during which a thorough discussion of these risks and adequate risk mitigation efforts are undertaken.
Although the Board ultimately is responsible for overseeing the company’s risk management efforts, the Board relies on its committees to assist with specific areas of risk oversight. The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

•
The Audit Committee oversees risks relating to the financial statements and financial reporting processes, as well as internal controls, key credit risks, liquidity risks, market risks and compliance, and the guidelines, policies and processes for monitoring and mitigating those risks. At least two times a year, the Audit Committee receives a risk update, which focuses on our company’s risk assessment and risk management policies and processes. In addition, the Audit Committee annually conducts an assessment of compliance issues and programs.

•	The Environmental, Health and Safety Committee oversees risks related to our safety programs, public policy initiatives, the environment and similar matters.

•
The Compensation Committee oversees risks associated with our compensation policies and programs, management resources, structure, succession planning, development and selection processes, including evaluating the effect the compensation structure may have on risk decisions.

•
The Nominating and Corporate Governance Committee oversees risks related to our governance structure and processes, Board organization and membership, as well as risks arising from related party transactions.

As noted above, the Compensation Committee oversees risks associated with our compensation policies and programs. In this regard, the Compensation Committee reviews with management the relationship between the compensation programs across our organization and risk management on a periodic basis. On the basis of the most recent review, we have concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on us. In reaching this determination, we considered the following:

•	Our compensation program is balanced and diversified among several components, including market-appropriate base salaries and deferred compensation and pension arrangements, which do not promote risk.

•
We have multiple performance metrics in our Annual Incentive Plan, which also are applicable to our performance-vesting restricted shares; the metrics are counterbalanced so that undue emphasis on a single metric could reduce the payout under one or more other metrics.

•
Our metrics are tied to our operating plan and to key safety, cash and financial management and productivity goals; our employees are rewarded for increasing stockholder value; our metrics emphasize efficiency/cost effectiveness of manufacturing processes, safety and earnings rather than revenues.

•
We have capped the maximum award under our Annual Incentive Plan so that it cannot exceed 200 percent of the target award, which helps to limit the potential for excessive emphasis on short-term incentives.

•	Performance-vesting restricted shares vest over three year performance periods, and service-vesting restricted shares vest over three year terms, which encourages a longer-term focus.
Communication with the Board
Any person who wishes to communicate with the Board, including the independent directors as a group, may direct a written communication, addressed to the Board, or to the independent directors at: Noranda Aluminum Holding Corporation, 801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067, Attention: Corporate Secretary. Alternatively, communications may be sent to NorandaBoard@noralinc.com. Correspondence will be logged in and forwarded to the director presiding over executive sessions of the independent directors.
Board Meetings and Board Committees
During 2013, the Board met seven times. There are five standing committees of the Board: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Executive Committee and the Environmental, Health and Safety Committee, each described below. All incumbent directors, with the exception of Mr. Turner, attended at least 75% of the total number of meetings held by the Board and all committees of the Board on which such director served. Mr. Turner attended 64% of all meetings. Messrs. Brooks, Kasdin, Miklich, Rickertsen, Schumacher and Smith attended the 2013 Annual Meeting of Stockholders. We expect all directors to attend the 2014 Annual Meeting absent exceptional circumstances.
Audit Committee. The members of the Audit Committee are Messrs. Schumacher (Chairman), Evans and Miklich. During 2013, the Audit Committee met ten times.
The principal duties and responsibilities of our Audit Committee are to oversee and monitor the following:

•	our financial reporting process and internal control system;

•	the integrity of our consolidated financial statements;

•	the retention, independence, qualifications, performance and compensation of our independent registered public accounting firm;

•	the performance of our internal audit function; and

•	our compliance with legal, ethical and regulatory matters, including our Code of Business Conduct.
The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters and the receipt of confidential, anonymous submissions by our employees with respect to concerns regarding questionable accounting or auditing matters. Such complaints and submissions may be made by contacting Listen Up via telephone at 1-866-398-0010 or via the internet at www.listenupreports.com. The complaints and submissions will be logged by Listen Up and forwarded to the members of the Audit Committee.
The Board has determined that Messrs. Schumacher and Miklich are "audit committee financial experts" within the meaning of Securities and Exchange Commission regulations.
Compensation Committee. The members of the Compensation Committee are Messrs. Rickertsen (Chairman), Sagor and Schumacher. During 2013, the Compensation Committee met eight times. The principal duties and responsibilities of the Compensation Committee are:

•
to annually review and approve corporate goals and objectives relevant to compensation of our chief executive officer, evaluate his performance in light of those goals and approve his compensation level based on this evaluation;

•	at least annually, to review and approve the annual base salaries and annual incentive opportunities of our executive officers;

•
as and when appropriate, to review and approve incentive awards and opportunities, employment agreements, severance arrangements and change-in-control arrangements affecting elements of compensation, in each case as they affect our executive officers, as well as compensation and benefits for former executive officers;

•
to review the Compensation Discussion and Analysis required to be included in our proxy statement and determine whether or not to recommend to the Board that the Compensation Discussion and Analysis be so included;

•	to prepare an annual Compensation Committee report required to be included in our proxy statement; and

•
together with the Company’s senior risk officers and general counsel, to annually review our employee compensation programs to determine whether any risk arising from the compensation programs is reasonably likely to have a material adverse effect upon our company.

The Compensation Committee considers the executive compensation recommendations as well as the comparative data provided by Semler Brossy Consulting Group LLC, a compensation consultant we engaged at the direction of the Compensation Committee and that we refer to below as "Semler Brossy." During 2013, Semler Brossy did not provide any services to us other than consulting work on executive compensation.
Nominating and Governance Committee. The members of the Nominating and Governance Committee are Messrs. Rickertsen (Chairman), Miklich and Sagor. During 2013, the Nominating and Governance Committee met one time.
The principal duties and responsibilities of the Nominating and Governance Committee are:

•	to seek individuals qualified to become board members and to recommend the director nominees for consideration at the annual meeting of stockholders;

•	to recommend director nominees for each committee of the Board;

•	to review annually and make recommendations to the Board with respect to director compensation;

•	to report to and discuss with the Board an annual assessment of the Board’s performance;

•	to review the adequacy of our Corporate Governance Guidelines; and

•	to review our succession planning and make an annual report to the Board on our succession planning.
When considering individuals to recommend for nomination as directors, the Nominating and Governance Committee considers the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. The Nominating and Governance Committee considers diversity from a variety of perspectives including, among others, differences of viewpoint, professional experience, education, skills, race, gender and national origin. The Committee may engage the services of third party search firms to assist in identifying and assessing the qualifications of director candidates. In addition, the Nominating and Governance Committee will consider stockholder recommendations for director candidates. Stockholder recommendations of candidates should be submitted in writing to: Noranda Aluminum Holding Corporation, 801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067, Attention: Corporate Secretary. To recommend a candidate, a stockholder must submit the following information: (i) The name of the candidate and information about the candidate that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission; (ii) information about the relationship between the candidate and the recommending stockholder; (iii) the consent of the candidate to serve as a director and (iv) proof of the number of shares of our common stock that the recommending stockholder owns and the length of time the shares have been owned. The Nominating and Governance Committee will reach a conclusion based on the criteria described above. The Nominating and Governance Committee may seek additional information regarding the candidate. We will notify the stockholder proponent of the decision of the Committee. The Committee will consider all potential candidates in the same manner regardless of the source of the recommendation. The selection of Mr. Sagor was initially recommended by Apollo, which also designated the selection of Mr. Kalsow-Ramos.
The procedures described above relate only to stockholder recommendations for director candidates to be considered by the Nominating and Governance Committee. If you wish to formally nominate a candidate, you must follow the procedures set forth in our by-laws. See "Stockholder Proposals and Nomination of Director Candidates" below.
Executive Committee. The members of the Executive Committee are Messrs. Smith (Chairman), Nord and Press. During 2013, the Executive Committee met two times. The principal duties and responsibilities of the executive committee are:

•	subject to applicable law, to exercise the powers and the duties of the Board between board meetings and while the Board is not in session; and

•	to implement the policy decisions of the Board.
Environmental, Health and Safety Committee. The members of the Environmental, Health and Safety Committee are Messrs. Brooks (Chairman), Rolfe and Smith. During 2013, the Environmental, Health and Safety Committee met four times.
The principal duties and responsibilities of the Environmental, Health and Safety Committee are as follows:

•	to review our policies, practices and programs with respect to the management of environmental, health and safety affairs, including those related to sustainability and natural resource management;

•	to monitor our compliance with environmental, health and safety laws and regulations, and our policies relating thereto; and

•
to receive reports from management regarding significant legislation or regulations, judicial decisions, treaties, protocols, conventions or other agreements, public policies or medical or other scientific developments involving environmental, health and safety issues that will or may have an effect on our business.

Code of Business Conduct
We have adopted a Code of Business Conduct that applies to all employees of Noranda Aluminum Holding Corporation and its worldwide subsidiaries. Among other things, the Code of Business Conduct is designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosures in periodic reports we are required to file; and to promote compliance with applicable governmental laws, rules and regulations. The Code of Business Conduct provides for the prompt internal reporting of violations and contains provisions regarding accountability for adherence to the Code of Business Conduct. The Code of Business Conduct is available on the Investor Relations page of our website at www.norandaaluminum.com/investor. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Business Conduct by making disclosures concerning such matters available on the Investor Relations page of our website.
DIRECTOR COMPENSATION
Compensation for Service on the Board. Each of our non-employee directors, other than an Apollo affiliate, as described below, receives an annual retainer of $75,000, paid quarterly in advance, plus $2,000 for each meeting of the Board attended in person ($1,000 if attended by telephone). In addition, each of our non-employee directors, other than an affiliate of Apollo, received a grant of 5,000 restricted stock units in 2013, and it is anticipated that each director will continue to be granted 5,000 restricted stock units annually. The restricted stock units vest on the first anniversary of the date of grant or, if earlier, under certain termination of service events.
Compensation for Service on a Board Committee. Each of our non-employee directors who is a member of a committee of the Board, other than an Apollo affiliate, is entitled to receive $2,000 for each committee meeting attended in person ($1,000 if attended by telephone). In addition, the Chairman of the Audit Committee receives an annual retainer of $20,000 and the Chairman of the Compensation Committee receives an annual retainer of $10,000. One half of the retainer for these committee chairmen is payable quarterly in advance in cash, and the other half is payable in shares of our common stock.
Compensation in Respect of Apollo Affiliates. A director who is an Apollo affiliate does not receive any annual retainer and meeting fees, including any equity grants (whether as a director or as a committee member). Instead, in consideration for providing the services of such Apollo designee, Apollo Management VI, L.P. receives 87.5% of the amount of such retainer or fees that would otherwise be payable to the non-employee director and Apollo Alternative Assets, L.P. receives the remaining 12.5%.
The following table provides information regarding compensation for our non-employee directors in 2013, which reflects the directors’ fees and other arrangements described above. The table does not include compensation to Layle K. Smith, our President and Chief Executive Officer, which is included in the 2013 Summary Compensation Table below. Mr. Smith receives no additional compensation in respect of his service on the Board.
2013 Director Compensation

Name	Fees earned or paid in cash(1) $	Stock awards(2) $	Total (3) $
William H. Brooks	129,237	19,700	148,937
Richard B. Evans	123,862	19,700	143,562
Robert A. Kasdin	126,112	24,701	150,813
Matthew R. Michelini	—	—	—
Thomas R. Miklich	125,862	19,700	145,562
Matthew H. Nord	—	—	—
Eric L. Press	—	—	—
M. Ali Rashid(4)	—	—	—
Carl J. Rickertsen	116,862	19,700	136,562
Ronald S. Rolfe	101,042	19,700	120,742
Alan H. Schumacher	146,362	29,703	176,065
Gareth Turner	—	—	—

(1)
As described above, Messrs. Michelini, Nord, Press, Rashid and Turner, who are affiliates of Apollo, received no compensation for their services in 2013. Rather, director fees were paid to Apollo Management VI, L.P. and Apollo Alternative Assets, L.P. for making these persons available to serve as non-employee directors. In 2013, Apollo Management VI, L.P. and Apollo Alternative Assets, L.P. received $374,893 and $53,556, respectively, in retainers and fees, in respect of Messrs. Michelini, Nord, Press and Turner. The Apollo entities did not receive any fees with regard to Mr. Rashid, who resigned from the Board on January 16, 2013.

(2)
The amounts shown for stock awards are equal to the grant date fair value of the awards, calculated in accordance with ASC Topic 718. The grant date fair value of the 5,000 restricted stock units granted to each of Messrs. Brooks, Evans, Kasdin, Miklich, Rickertsen, Rolfe and Schumacher on June 17, 2013 was $19,700. The grant date fair value of the 1,684 restricted stock units granted to Mr. Kasdin (Chairman of the Compensation Committee) and the 3,368 restricted stock units granted to Mr. Schumacher (Chairman of the Audit Committee) on November 11, 2013 was $5,001 and $10,003, respectively. At December 31, 2013, each of Messrs. Brooks, Evans, Kasdin, Miklich, Rickertsen, Rolfe and Schumacher held 5,000; 5,000; 6,684; 5,000; 5,000; 5,000 and 8,368 restricted stock units, respectively. In addition, at December 31, 2013, Mr. Brooks held options to purchase 136,200 shares, and each of Messrs. Kasdin, Miklich and Schumacher held options to purchase 20,000 shares. Because dividend equivalents on our ordinary quarterly dividends were factored into the grant date fair value of the restricted stock units, no additional amounts are shown with respect to dividend equivalents provided in respect of our ordinary quarterly dividends to the directors who held restricted stock units.

(3)
As described in note 1 above, Messrs. Michelini, Nord, Press and Turner received no compensation for their services in 2013. Rather, on June 1, 2013, Apollo Management VI, L.P. and Apollo Alternative Assets, L.P. were granted 17,500 and 2,500 restricted stock units, respectively, for the continued future service of the Apollo affiliates as non-employee directors. During 2013, additional 304 and 43 restricted stock units were granted to Apollo Management VI, L.P. and Apollo Alternative Assets, L.P., respectively, as dividend equivalents. On June 3, 2013, 20,656 restricted stock units held by the Apollo entities were settled in cash for $83,449 based on the fair market value of our common shares on the vesting date.

(4)	Mr. Rashid resigned from the Board on January 16, 2013.
EXECUTIVE OFFICERS
Below are the names and positions of each of our executive officers:

Name	Position
Layle K. Smith	President and Chief Executive Officer
Dale W. Boyles	Chief Financial Officer
Gail E. Lehman	Chief Administrative Officer, General Counsel and Corporate Secretary
Scott M. Croft	President of Norandal USA, Inc.
Mr. Smith’s biography is set forth above under "Election of Directors – Current Term Expires in 2016."
Dale W. Boyles, 53, has been our Chief Financial Officer since November 2013. From 2006 to June 2012, Mr. Boyles served in several capacities for Hanesbrands, Inc., a publicly traded apparel company, including Operating Chief Financial Officer from October 2011 to June 2012, Interim Chief Financial Officer from May 2011 to October 2011 and Vice President, Controller and Chief Accounting Officer from 2006 to May 2011. From 1997 through 2006, he served in various capacities for KPMG LLP, most recently as Audit Partner, Consumer & Industrial Markets. Mr. Boyles was Corporate Division Controller for Collins & Aikman Corporation from 1993 to 1996. Mr. Boyles received a BS in Accounting from the University of North Carolina at Charlotte and is a Certified Public Accountant in the State of North Carolina.
Gail E. Lehman, 54, has been our Chief Administrative Officer, General Counsel and Corporate Secretary since March 2012. She was our Vice President of Human Resources, General Counsel and Corporate Secretary from February 2011 until March 2012, and our Vice President, General Counsel and Corporate Secretary from January 2010 until February 2011. Prior to joining our company, she most recently was Vice President, General Counsel and Corporate Secretary of Hawker Beechcraft Corporation, a manufacturer of general aviation aircraft in Wichita, Kansas, from July 2007 until August 2009. From April 2006 until May 2007, Ms. Lehman served as Vice President, General Counsel and Corporate Secretary of Covalence Specialty Materials Corporation. From November 2001 through April 2006, Ms. Lehman was the Assistant General Counsel, Treasury and Finance, and Assistant Secretary for Honeywell International Inc. From 1993 through November 2001, Ms. Lehman held various positions of increasing responsibility in the Law Department of Honeywell International Inc. and its predecessor, AlliedSignal Inc. Before joining AlliedSignal, Ms. Lehman was an associate with the law firm of Lowenstein, Sandler in Roseland, New Jersey. Ms. Lehman holds a BA and M.Ed. from Rutgers University and a JD from Rutgers Law School in Newark, New Jersey.
Scott M. Croft, 50, has been President of the Norandal USA, Inc., our wholly-owned subsidiary that operates our rolling mills (downstream) business, since March 2006. His previous assignments with our predecessors include Site Manager of our Huntingdon, Tennessee facilities from 2002 to 2006, Director of Foil Operations from 2001 to 2002, Plant Manager at our Salisbury, North Carolina facility from 1995 to 2000 and Production Manager at Huntingdon, Tennessee from 1993 to 1995. Mr. Croft holds a BS in Metallurgical Engineering from the University of Pittsburgh and an MBA from Syracuse University.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
In this Compensation Discussion and Analysis, we discuss the compensation paid or awarded for 2013 to our executive officers listed in the 2013 Summary Compensation Table that follows this discussion. We sometimes refer to these executive officers as our "named executive officers."
The terms of employment for each of our executive officers generally are set forth in a Management Equity Investment and Incentive Term Sheet, which, as initially executed or, if amended, as so amended, we refer to as a "term sheet."

Objectives of Compensation Program
We designed our compensation program to retain our executives, motivate them to achieve specific financial objectives and align their interests with our stockholders. In addition, we intend that our compensation program promote strong governance of our company, excellent cash management, long-term earnings growth and safety performance. We also strive to provide a competitive compensation package in order to attract and retain executive talent.
Our Process for Determining Compensation in 2013
Our Compensation Committee reviewed and approved all compensation paid to our executives for 2013. Generally, the Compensation Committee seeks to provide total cash compensation, which includes salary and target bonuses under our Annual Incentive Plan that is at or near the 50th percentile in the competitive marketplace.
At the direction of the Compensation Committee, we retained Semler Brossy Consulting Group LLC ("Semler Brossy"), a national compensation consulting firm that advises many companies, to provide advice regarding executive compensation. In this capacity, Semler Brossy provided a comparative analysis derived from comparative data relating to a peer group of companies in our industry, as well as a metals and mining industry survey (with respect to compensation for Messrs. Smith, Hale and Croft) and a general industry survey (with respect to Mr. Mahoney and Ms. Lehman), prepared by Equilar, Inc. The peer group companies, which were unchanged from those referenced in connection with 2012 compensation decisions, were the following:

Ù	Carpenter Technology Corporation	Ù	Metals USA Holdings Corp.
Ù	Castle (AM) and Company	Ù	Olympic Steel, Inc.
Ù	Century Aluminum Company	Ù	OM Group, Inc.
Ù	Graftech International, Ltd.	Ù	Quanex Building Products Corporation
Ù	Haynes International, Inc.	Ù	Schnitzer Steel Industries, Inc.
Ù	Kaiser Aluminum Corporation	Ù	Worthington Industries, Inc.
While the Compensation Committee considers practices of the peer companies when it deliberates on compensation decisions, it does not mechanically benchmark our pay relative to specific comparative levels among these peer companies, as there are significant size and scope variations between our company and the peer companies. Instead, the Compensation Committee references both the peer group and survey data to obtain an understanding of competitive trends in our industry and in the marketplace generally. Data collected from the metals and mining industry survey and the general industry survey, which cover numerous companies, does not relate to specifically-named peer organizations, but rather reflects data for companies within objectively defined parameters. Semler Brossy regressed all peer group and survey data based on Noranda's revenue.
Changes in Executive Management in 2013
Robert B. Mahoney ceased to serve as our Chief Financial Officer effective upon the October 26, 2013 expiration of the term sheet relating to his employment by us. In connection with the cessation of his employment, we entered into a letter agreement, dated July 23, 2013, that addressed compensation matters, which we refer to as Mr. Mahoney's "separation agreement." The terms of this agreement are described below under "Executive Compensation – Potential Payments upon Termination or Change in Control".
Dale W. Boyles succeeded Mr. Mahoney, effective November 5, 2013. We considered information derived by Semler Brossy from data relating to the peer group and the companies reflected in the metals and mining survey in providing an offer of employment to Mr. Boyles. The definitive terms of Mr. Boyles' compensation were based on a term sheet we entered into with Mr. Boyles in connection with commencement of his employment. As noted below, he received a one-time sign-on grant of 40,000 restricted shares, 25% of which will vest on the first two anniversaries of the date of grant, and the remainder of which will vest on the third anniversary of the date of grant. He also received a payment under our Annual Incentive Plan equal to 100% of his target award (60% of his base salary), prorated to cover a two month period. Other components of his compensation also are addressed below.
Changes in Executive Management in 2014
Wayne R. Hale resigned as our Upstream Business President, effective February 20, 2014, to pursue an external career opportunity outside of the aluminum industry. All of the equity grants he received in 2013 were forfeited, as were all other unvested equity grants he held at the time of his resignation. He received no additional compensation upon his departure.
2013 Compensation
Base Salaries
In setting executive officers' base salaries, the Compensation Committee considered the comparative compensation data provided by Semler Brossy and Mr. Smith’s recommendations regarding salaries for the other named executive officers. Salary increases for named executive officers other than Messrs. Smith and Boyles ranged from two percent to four percent. Mr. Boyles'

annual salary was fixed in accordance with the terms set forth in his term sheet. Mr. Smith’s annual salary remained at $900,000, based on the Compensation Committee’s determination that his current salary was competitive.
Annual Incentive Plan
The Compensation Committee approved the performance metrics for the 2013 Annual Incentive Plan, which, with respect to senior executives, was incorporated into our Senior Executive Bonus Plan. As was the case in 2012, the metrics for 2013 were designed to be standardized for four of our business segments to the extent we deemed practical (a fifth segment, corporate, principally reflects our corporate-level expenses and is not separately referenced in Annual Incentive Plan metrics). We selected metrics that we believed would be significant indicators of the degree to which we were successful in implementing our strategy, so that superior performance would be appropriately incentivized and rewarded.
Except as noted below, each of the following metrics was applied to each segment (other than the corporate segment, which is not separately addressed in the Annual Incentive Plan), weighted as indicated in the respective descriptions below.
Adjusted EBITDA Cost – (50% weighting for the Bauxite and Alumina Segments) – Adjusted EBITDA Cost consists of the costs to produce a metric tonne of bauxite or alumina, as applicable, adjusted to correspond to "EBITDA," as defined in our debt agreements. Detail regarding the calculation of Adjusted EBITDA is contained in our Annual Report on Form 10-K for the year ended December 31, 2013, in Item 7 under “Management's Discussion and Analysis of Financial Condition and Results of Operations - Covenant Compliance and Financial Ratios.” With respect to the Bauxite segment, we made further adjustments to eliminate the effect of changes from our 2013 business plan estimates for the London Metal Exchange ("LME") linked portion of a bauxite production levy assessed by the Government of Jamaica (the "GOJ levy") (generally an extraction tax determined by the number of metric tons of bauxite or laterite that we ship from Jamaica, multiplied by an LME-linked price per metric ton), the price of bunker C fuel and diesel fuel and the effect of currency fluctuations between Jamaica and U.S. dollars. With respect to the Alumina segment, we made further adjustments to eliminate the effect of changes from our 2013 business plan estimates for the price of natural gas, caustic soda and bauxite material. With respect to both segments, we also made adjustments to eliminate the effect of fluctuations in “profit in inventory” or “PII.” PII fluctuations generally reflect the impact of period-to-period changes in volume, price and cost of inventory, which, due to the application of FIFO accounting for inventory and other factors, can have a positive or negative effect on gross margins. We selected the Adjusted EBITDA Cost metric because it is used to measure the efficiency and cost effectiveness of our manufacturing assets. We made the further adjustments described above because fluctuations in the LME-linked portion of the GOJ levy, commodities prices, foreign exchange rates and PII generally are out of the control of our management and other employees, and we did not believe it was appropriate for payments to our employees under the Annual Incentive Plan to be positively or adversely affected by these fluctuations.
Adjusted EBITDA Cost – (50% weighting for the Primary Aluminum Segment) – Adjusted EBITDA Cost for the Primary Aluminum Segment means the cost of producing a pound of sow (commodity grade aluminum), which is based upon the segment's total primary aluminum costs minus the aggregate premium above the Midwest Transaction Price for value added products (billet, rod, foundry, silafont and value-added sow products), divided by the total pounds shipped. We selected Adjusted EBITDA Cost because we believe it provides a good measure of the efficiency and cost effectiveness of the Primary Aluminum manufacturing process. We made further adjustments to eliminate the effect of changes from our 2013 business plan estimates for the price of coke, pitch and alumina material, and changes from our 2013 business plan estimates for electric utility rates that result from the application of a fuel and power purchase adjustment clause ("FAC") (exclusive of adjustments achieved in rate cases). The FAC relates to adjustments made to rates payable by us to our electric utility provider, generally due to differences between the utility's actual fuel and purchased power costs, and its "net base fuel costs," specified in the relevant public utility commission rate determination. We made the further adjustments to this metric described above because fluctuations in commodities prices and the effect of the FAC (other than adjustments resulting from rate cases) generally are out of the control of our management and other employees, and we did not believe it was appropriate for payments to our employees to be positively or negatively affected by these fluctuations. In previous years, we used a metric called "Integrated Cash Cost," which generally was focused on the same objective as Adjusted EBITDA Cost, but involved a considerably more complicated computation. We changed the metric to Adjusted EBITDA Cost to simplify the computation, while deriving performance information that continued to effectively address the efficiency of the Primary Aluminum manufacturing process.
Enterprise Adjusted EBITDA – (15% weighting) – Enterprise Adjusted EBITDA represents consolidated net income before income taxes, net interest expense and depreciation and amortization, further adjusted to correspond to "EBITDA," as defined in our debt agreements. We believe Enterprise Adjusted EBITDA is an important metric that should be a component of the award opportunity for employees in all segments because it underscores a principal objective for our company and employees, namely the ability of our company, as a consolidated enterprise, to realize a meaningful return from the sale of our products. It also provides an indication of our ability to realize efficiencies in operating our business. In addition, this metric is related to metrics that are relevant to our debt agreements.
Segment Adjusted EBITDA – (50% weighting for the Flat-Rolled Products Segment) — Segment Adjusted EBITDA is calculated in the same manner as described above for Enterprise Adjusted EBITDA, but is based on Flat-Rolled Products Segment profit (loss) rather than our consolidated net income before income taxes, and is subject only to those adjustments applicable to the segment. We made further adjustments to eliminate the effect of changes from our 2013 business plan estimates for the price of natural gas and to eliminate the effect of gains or losses relating to the aluminum price fluctuations while aluminum is held in inventory. We made the further adjustments because we did not believe that payments to our executives and our other employees under the Annual Incentive Plan should be affected by items that essentially were out of the control of management and our employees. We include this measure because it is a reliable indicator of the overall performance of our Flat-Rolled Products Segment.
Safety (TRIF) (10% weighting) – We determine performance with respect to this safety metric using the Total Recordable Incident Frequency rate, or "TRIF." TRIF measures the number of work related injuries that require a specified level of medical treatment per 200,000 hours worked, including, but not limited to, fatalities, lost time injuries, restricted work cases and medical treatments. We selected this metric because we believe that safety is an important measurement of performance for any manufacturing company. In addition, we believe that the increased efficiency and cost reduction achieved as a result of improved safety performance is critical to the success of our company.
Safety (LWDIR) (10% weighting) – This metric is based on our Lost Workday Case Incidence Rate, or “LWDIR.” The Safety (LWDIR) metric is based on the following calculation:

L x 200,000	Where: L= the number of lost workday cases
T	T= the total number of hours worked
We use the Safety (LWDIR) metric because, aside from the safety considerations addressed in the description of TRIF, the LWDIR metric is based on the severity, rather than frequency, of work related injuries. In addition, LWDIR is a standard measure used by the Occupational Health and Safety Administration (OSHA).
Safety (ERIF) (5% weighting) – This metric is based on Environmental Reportable Incident Frequency or “ERIF,” which is based on environmental incidents per 200,000 hours worked. For this purpose, environmental incidents include (i) spills, discharges, excursions and other exceedances that are reportable to an environmental regulatory agency, (ii) permit breaches that are reportable to regulatory agencies and (iii) regulatory actions or orders that cause corrective responses and reporting to regulatory agencies. We believe that our executives should focus on reducing environmental incidents, to protect the environmental health and safety of our employees, as well as the health and safety of the communities in which our operations are located.
Free Cash Flow (10% weighting) – Free Cash Flow is defined for each segment as the aggregate of (i) Adjusted EBITDA, plus/minus (ii) decreases/increases in accounts receivable (exclusive of intercompany transactions), plus/minus (iii) increases/decreases in accounts payable (exclusive of intercompany transactions), plus/minus (iv) decreases/increases in inventory (on a first-in, first-out basis), minus (v) capital expenditures (which, for this purpose, are deemed to include expenditures related to construction of haul roads used in the mining of bauxite and acquisition of bauxite land mining rights; these expenditures are not classified as capital expenditures for financial statement purposes). We believe this measure provides a useful indicator of each segment’s ability to manage invested capital and generate cash.
The target award for each of the named executive officers under the Annual Incentive Plan was based on a percentage of their annual salary. The Compensation Committee considered peer group and general industry data provided by Semler Brossy in approving the size of the target award. However, as was the case in 2012, we established target award levels so that all executive officers, other than Mr. Smith, had the same target award percentage applied to their respective salaries. We felt that using the same target percentage would enhance teamwork among our executives in working towards our success. Salary percentages and target awards were as follows for 2013:

Name	Target award as a percentage of salary %
Layle K. Smith	100	900,000
Dale W. Boyles	60	40,000(1)
Robert B. Mahoney	60	207,180(2)
Gail E. Lehman	60	222,866
Scott M. Croft	60	204,893
Wayne R. Hale	60	254,689

(1)	In accordance with the terms set forth in his term sheet, Mr. Boyles' target award was prorated to apply to a two month period.

(2)
In accordance with the terms of his separation agreement, Mr. Mahoney's target award was adjusted to equal 82% of the target award for which he would have been eligible had he been employed by us for all of 2013.

Targets were set for each metric based on amounts that were budgeted early in 2013. Target and actual achievement amounts for several metrics are shown in the following table.

Metric	Target amount $	Actual amount $
Enterprise Adjusted EBITDA	194.0 million	93.1 million
Flat-Rolled Products Adjusted EBITDA	54.5 million	52.9 million
Bauxite Adjusted EBITDA Cost	26.22 per Mt	26.45 per Mt
Alumina Adjusted EBITDA Cost	281.18 per Mt	284.19 per Mt
Primary Aluminum Adjusted EBITDA Cost	0.851 per lb	0.871 per lb
Information regarding the specific performance targets for other metrics described above and actual performance achieved with regard to those metrics are neither considered necessary to understand how compensation was paid under the 2013 Annual Incentive Plan nor material to an understanding of our compensation arrangements, and this information is not addressed in this discussion because it represents confidential business or financial information that is not otherwise disclosed to the public. We believe that disclosing this information could cause significant competitive harm to our company.
With respect to the metrics under the plan, we aim to set performance targets that are aggressive, but sufficiently realistic to motivate the performance of our named executive officers. In that regard, we believe that the targets for each metric in the 2013 Annual Incentive Plan were set at appropriate levels at the beginning of the performance cycle and were considered more than sufficient to motivate the achievement of operational and financial performance. In addition, the targets represented a significant and appropriate challenge for management. Historical achievement rates provide some measure of the difficulty of attaining target achievement, as indicated by the following table:

	Percentage of Target Achievement
	2013	2012*	2011	2010
Bauxite	75%	30%	87%	40%
Alumina	78%	31%	57%	94%
Primary Aluminum	63%	10%	89%	114%
Flat-Rolled Products	91%	50%	103%	150%
Blended Corporate	77%	30%	84%	116%

*
In 2012, because Enterprise Adjusted EBITDA was less than $180 million, no payments were made based on the performance metrics, other than the safety-related metrics, although each of the named executive officers other than Mr. Smith were provided a special payment ranging from 2.5% to 12.5% of their respective target awards, as described in more detail in the proxy statement for our 2013 Annual Meeting.

As demonstrated by this table, in some instances target performance was not achieved while in other instances target performance was exceeded. Overall, we believe that achievement of target goals under the 2013 Annual Incentive Plan structure, while certainly motivational and aspirational in nature, was difficult. In addition, bonuses are based on metrics that are determined to be critical to our success in any given year and that can be significantly affected by our executives' superior performance.
Based on our actual performance, an achievement percentage is applied to each metric. The achievement percentage varies from 85% if the minimum performance threshold is met, to 200% if the maximum performance level is achieved. If the target amount for a metric is achieved, the achievement percentage is 100%. The total achievement percentage for a segment equals the weighted average achievement percentage for all applicable performance metrics. The following tables show the metrics utilized for 2013, along with the weighting and achievement percentage reached for each measure:

Bauxite metrics	Weight%	Achievement%
Bauxite Adjusted EBITDA Cost	50.0	85.4
Enterprise Adjusted EBITDA	15.0	—
Bauxite Free Cash Flow	10.0	122.0
Safety (TRIF)	10.0	—
Safety (LWDIR)	10.0	101.4
Safety (ERIF)	5.0	200.0
Total Bauxite	100.0	75.0

Alumina metrics	Weight%	Achievement%
Alumina Adjusted EBITDA Cost	50.0	89.4
Enterprise Adjusted EBITDA	15.0	—
Alumina Free Cash Flow	10.0	200.0
Safety (TRIF)	10.0	—
Safety (LWDIR)	10.0	91.7
Safety (ERIF)	5.0	89.4
Total Alumina	100.0	78.3

Primary Aluminum metrics	Weight%	Achievement%
Primary Aluminum Adjusted EBITDA Cost	50.0	86.8
Enterprise Adjusted EBITDA	15.0	—
Primary Aluminum Free Cash Flow	10.0	200.0
Safety (TRIF)	10.0	—
Safety (LWDIR)	10.0	—
Safety (ERIF)	5.0	—
Total Primary Aluminum	100.0	63.4

Flat-Rolled Products metrics	Weight%	Achievement%
Flat-Rolled Products Adjusted EBITDA	50.0	88.8
Enterprise Adjusted EBITDA	15.0	—
Flat-Rolled Products Free Cash Flow	10.0	200.0
Safety (TRIP)	10.0	88.4
Safety (LWDIR)	10.0	103.7
Safety (ERIF)	5.0	149.8
Total Flat-Rolled Products	100.0	91.1

Blended Corporate metric	Weight%	Achievement%
Total Bauxite	25.0	75.0
Total Alumina	25.0	78.3
Total Primary Aluminum	25.0	63.4
Total Flat-Rolled Products	25.0	91.1
Total Blended Corporate	100.0	77.0
As indicated in the table above, the Blended Corporate metric, which was applicable to Mr. Smith, Mr. Mahoney and Ms. Lehman, was based on equal weighting of the total achievement for each of our segments. Mr. Croft's award was based on achievement with respect to the Blended Corporate metrics (50% weighting) and the Flat-Rolled Products metrics (50% weighting). Mr. Boyles' award was fixed at 100% of his target award in accordance with the provisions of his term sheet.
In previous years, payments to the named executive officers under the Annual Incentive Plan were made in cash. However, the Compensation Committee determined that for 2013, one-half of the payment for our continuing named executive officers should be paid in our common stock, and the other half should be paid in cash. The Compensation Committee also determined that a five percent premium should be paid on the common stock due to investment risk and the fact that the shares would not be provided until late April 2014.
Based on the applicable levels of achievement described above (except with respect to Mr. Boyles, whose payout was fixed at 100% of his target award), payments to the named executive officers were as follows:

Named executive officer	Target award $	Performance achieved (% of target award) %	Award payable based on performance achieved $	Actual award paid, including 5% stock premium $
Layle K. Smith	900,000	76.98	692,820	710,141
Dale W. Boyles(1)	40,000	100.00	40,000	41,000
Robert B. Mahoney(2)	207,180	76.98	159,487	N/A
Gail E. Lehman	222,866	76.98	171,562	175,851
Scott M. Croft	204,893	84.05	172,213	176,581
Wayne R. Hale(3)	254,689	—	—	—

(1)	In accordance with the provisions of his term sheet, Mr. Boyles' award was based on achievement at target performance levels, prorated to apply to a two month period.

(2)
In accordance with the terms of his separation agreement, Mr. Mahoney received a prorated bonus equal to 82% of the amount that would have been paid to him if he was employed for the entire year. Mr. Mahoney's entire award was paid in cash.

(3)	Mr. Hale resigned on February 20, 2014 and forfeited his annual incentive compensation award.
The actual award payments to our named executive officers, other than Mr. Boyles, are reflected in the "Non-Equity Incentive Compensation" column of the 2013 Summary Compensation Table. Because Mr. Boyles' payment was fixed at 100% of his target award (prorated to cover a two month period) under the provisions of his term sheet and, therefore, not subject to our actual performance, the payment is reflected in the "Bonus" column of the 2013 Summary Compensation.

See the 2013 Grants of Plan-Based Awards table for information regarding the number of shares provided to each named executive officer as part of their annual incentive award.
Long-Term Incentives
Our equity award program in 2013 involved the award of restricted stock, principally to senior managers, including the named executive officers. The restricted stock awarded to each named executive officer was divided into three tranches, consisting of service-vesting restricted stock, performance-vesting restricted stock and shareholder return-based restricted stock.
The service-vesting restricted stock vests on the following schedule:

•	25% on the first anniversary of grant date.

•	25% on the second anniversary of grant date.

•	50% on the third anniversary of grant date.
We decided to use this vesting schedule because it balances the advantages of two commonly used vesting schedules: one that provides for equal vesting over the three year vesting period ("average vesting") and one that provides for all vesting to occur at the end of the vesting period ("cliff vesting"). Average vesting provides incremental benefits to participants, but does not provide the strongest possible incentive for continued employment over the entire vesting period. Cliff vesting is designed to provide a strong incentive for continued employment, but the absence of any incremental benefit prior to the end of the vesting period may have the opposite effect because the need to wait until the end of the vesting period before any shares will vest may have a discouraging effect on employees. We believe that the vesting schedule we use for our service-vesting restricted stock provides meaningful incremental vesting while also encouraging continued employment throughout the vesting period.
The performance-vesting restricted stock vests based on performance during a three year performance period. For example, restricted stock granted in 2013 has a performance period covering the 2013-2015 years. The number of shares of restricted stock that vest will be based upon the average percentage achievement (as a percentage of the target achievement) with respect to the Blended Corporate metric under the Annual Incentive Plan for each of the three years during the performance period. We focus on the Blended Corporate metric because, as explained above under "Annual Incentive Plan," it encompasses metrics applicable to all of our business segments. The shares underlying the grants of performance-vesting restricted stock constitute the maximum number of shares that may be awarded, equal to two times the number of shares that would vest based on target performance.
In 2013, we added shareholder return performance-based restricted stock to our long-term incentives. As described in more detail below, vesting of the shareholder return performance-based restricted stock is contingent, in part, on the achievement of a designated stock price over a stated period of days. We decided to provide these equity awards because we wanted to condition a meaningful component of our compensation program on improved market performance that would provide a tangible benefit to our stockholders. The shareholder return performance-based restricted stock vests on the third anniversary of the date of the award, provided that the price of a share of our common stock is at least $10.00 for a 20 consecutive trading day period ending on or prior to the third anniversary of the date of grant. The three year vesting component was selected to encourage continued employment. Because the number of shares of time-vested restricted stock awarded in 2013 remained unchanged from the amount awarded in 2012 and because the Compensation Committee felt that continued employment should be a prerequisite to the receipt of the additional shares represented by the shareholder return performance-based restricted stock, the Compensation Committee determined that average vesting or any method of vesting that would occur prior to the third anniversary of the date of the award was not appropriate.
As a result of the award of the shareholder return performance-based restricted stock, the total number of shares underlying equity awards increased from the amount awarded in 2012. The Compensation Committee determined to make the additional equity awards following its review of data provided by Semler Brossy that indicated the advisability of providing the additional awards to address a competitive gap in our long-term incentives as compared to peer group and survey companies. All of the additional equity awards were comprised of the shareholder return performance-based restricted stock, as described above.
The following table indicates the number of shares of service-vesting and performance-vesting restricted stock granted to each named executive officer in 2013:

Name	Total shares of service-vesting restricted stock awarded	Total shares of performance-vesting restricted stock awarded(1)	Total shares of shareholder return performance-based restricted stock awarded
Layle K. Smith	63,375	126,750	100,000
Robert B. Mahoney	13,000	26,000	21,000
Gail E. Lehman	13,000	26,000	21,000
Scott M. Croft	13,000	26,000	21,000
Wayne R. Hale(2)	13,000	26,000	21,000

(1)
The shares of restricted stock set forth in the "Total shares of performance-vesting restricted stock awarded" column constitutes shares that will vest if the maximum performance level (200% of target) is achieved. If target performance is achieved, 63,375 restricted shares held by Mr. Smith, and 13,000 restricted shares held by each other named executive officer will vest; the other restricted shares will be forfeited.

(2)	Mr. Hale forfeited all restricted stock granted to him in 2013 upon his resignation on February 20, 2014.

The performance-vesting restricted stock is not reflected in the 2013 Summary Compensation Table. SEC regulations require that the Summary Compensation Table reflect the grant date value of stock awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718"). Under ASC Topic 718, a grant date occurs when an employer and employee reach a mutual understanding of the key terms and conditions of a share-based payment award. Because the vesting of the performance-vesting restricted stock will be dependent on the average performance under the Blended Corporate metric for each of the three years in the 2013-2015 performance period, and the Compensation Committee has not yet determined the various metrics that will be incorporated into the Blended Corporate metric for 2014 and 2015, we concluded that the key terms and conditions of the performance-vesting restricted stock were not yet determined, as reflected in Note 16 to the audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2013. Therefore, a grant date for the performance-vesting restricted stock has not yet occurred; we anticipate that the grant date will occur in early 2015, and the grant date fair value will be reflected in the Summary Compensation Table for 2015. For similar reasons, the grant date for performance-vesting restricted stock units awarded in 2011 was not deemed to occur until February 2013; the grant date fair value of those awards is included in the "Stock Awards" column in the 2013 Summary Compensation Table.
In connection with our hiring of Mr. Boyles, we awarded to him 40,000 shares of service-vesting restricted stock. The restricted stock vests in accordance with the same schedule as is applicable to the service-vesting restricted stock described above.
Vesting of Performance-Vesting Restricted Stock Units Awarded in 2011
In 2011, we awarded restricted stock units to each of our then-serving named executive officers for a performance period covering the 2011-2013 years. The number of restricted stock units that vested with respect to this performance period was based upon the average percentage achievement (as a percentage of target achievement) with respect to the Blended Corporate metric under the Annual Incentive Plan for each of the three years during the performance period. The various metrics comprising the Blended Corporate metric and the weighting of those metrics were substantially similar in 2012 and 2013 (subject to the change from the Primary Aluminum segment metric "Integrated Cash Cost" to "Adjusted EBITDA Cost" as described above, and the exclusion in 2012 of the PII adjustment (described above) from the Adjusted EBITDA Cost metric). In 2011, Safety metrics under the Annual Incentive Plan comprised 15% of each segment's target award, while Enterprise Adjusted EBITDA and Free Cash Flow comprised 20% and 15% of each segment's target award, respectively. Moreover, there was no Safety (ERIF) metric in 2011, and we used a different safety metric calculation to measure the severity of work-related injuries.
Average percentage achievement with respect to the Blended Corporate metric from 2011 to 2013 equaled 63.71% of the target award for performance-vesting restricted stock units awarded in 2011. As a result, the shares issuable upon service-vesting of the performance-vested restricted stock units, including dividend equivalents, are shown in the following table:

Name	Restricted stock units held(1)	Shares issuable upon service-vesting of restricted stock units(2)
Layle K. Smith	85,465	54,450
Robert B. Mahoney(3)	17,531	10,499
Gail E. Lehman	17,531	11,169
Scott M. Croft	17,531	11,169

(1)	Includes restricted stock units issued as dividend equivalents during the performance period.

(2)
The shares listed in this column underlie restricted stock units that performance-vested based on performance during the 2011-2013 performance period. The restricted stock units service-vest on March 6, 2014.

(3)
In accordance with the terms of Mr. Mahoney's RSU award that addresses termination of employment events, Mr. Mahoney received a number of shares equal to 94% of the shares that he would have been entitled to receive had he served for the entire performance period.

Ongoing and Post-Employment Compensation
We have several plans and agreements addressing compensation for our named executive officers that accrue value as the executive officer continues to work for us, provide special benefits upon certain types of termination events or provide retirement benefits. These plans and agreements were designed to be part of a competitive compensation package, in some cases not only for executive officers, but for other employees as well.
Noranda Aluminum Group Savings Plan. Each of our continuing named executive officers participates in our company-wide 401(k) qualified plan for salaried and non-union hourly employees. We match 50% of employee contributions (15% of contributions by “Highly Compensated Employees,” as defined in the plan) up to 6% of employee pay. Our matching contributions are 100% vested after three years of service.
Noranda Aluminum Group Retirement Plan (the "Qualified Pension Plan"). Each of our continuing executive officers participates in the Qualified Pension Plan, which is a company-wide non-contributory defined benefit pension plan for salaried and non-union hourly employees. Benefits are vested after five years of service and are based on average annual compensation and length of service of the employee. See "2013 Pension Benefits" below for further information.

Noranda Aluminum, Inc. Management Supplemental Benefit Plan (the "Supplemental Plan"). The Supplemental Plan is a separate supplemental non-qualified pension plan in which current executive officers and other highly compensated employees participate. The Supplemental Plan provides retirement benefits equal to the difference, if any, between the maximum benefit allowed under the Qualified Pension Plan under applicable Internal Revenue Code limits and the amount that would be provided under the Qualified Pension Plan if no such limits were applied. The Supplemental Plan also recognizes as covered earnings deferred salary and bonuses, which are not included as covered compensation under the Qualified Pension Plan. Each of our continuing named executive officers other than Mr. Boyles participates in the Supplemental Plan. See "2013 Pension Benefits" below for further information.
Noranda Aluminum, Inc and Participating Subsidiaries Non-Qualified Deferred Compensation Plan. Under our non-qualified deferred compensation plan, executive officers and other highly compensated employees may defer a portion of their base salary and annual bonus. Amounts deferred are not actually invested, but are credited with interest at a rate equal to the credited portfolio rate of return published annually by Northwestern Mutual Life Insurance Company (which for 2013 was 5.6% and for 2014 also will be 5.6%). Messrs. Mahoney and Hale and Ms. Lehman participated in this plan in 2013.
Change in Control and Severance Arrangements under Executive Term Sheets. We have entered into term sheets with each of our executive officers that include change in control and severance terms. We believe that change in control and severance protections promote management stability during potential periods of uncertainty. Absent such protections, there is an increased risk that executive officers will seek other employment opportunities if they become concerned about their employment security following or in anticipation of a change in control. We believe that the arrangements would provide financial security to a named executive officer in the event the named executive officer is terminated without cause in connection with a change in control by providing a meaningful payment to the named executive officer, and that this protection will help ensure the retention and continued focus of management at pivotal times. We also determined to provide severance protection to our named executive officers, although at lower levels, for certain terminations unrelated to a change in control. We believe these severance protections provide a competitive benefit that enhances our ability to retain capable executive officers.
The term sheets provide for payments and other benefits if, within 18 months following a change of control, a named executive officer's employment is terminated without cause and other than due to the named executive officer's disability or death, or if a named executive officer terminates employment for "good reason" (as defined in the term sheets). In effect, the change in control provisions require what is sometimes called a "double trigger," namely both a change in control and a specified termination event before payment is made. The term sheets also provide for lesser payments if these types of terminations occur outside of the context of a change in control. The change in control and severance arrangements do not include tax gross-up provisions, which involve additional payments to a named executive officer if the named executive officer becomes liable for payment of excise tax under Section 4999 of the Internal Revenue Code with respect to payments in connection with a change in control. Instead, if the change in control payments to a named executive officer would be subject to the excise tax, we will reduce the payments to the highest amount that could be paid without triggering the excise tax, unless the named executive officer would have a greater after-tax benefit if the payment is not reduced and the excise tax is paid, in which case the named executive officer will pay any applicable excise tax. See "Potential Payments upon Termination or Change in Control" for additional information.
Tax Considerations
Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and other specified highest paid executive officers, unless certain conditions are met. We have structured certain portions of our executive compensation program to preserve deductibility for federal income tax purposes. Nevertheless, we believe that, in certain circumstances, factors other than tax deductibility take precedence in determining the forms and amount of compensation, and we retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of our company.
STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION
At our 2011 Annual Meeting, our stockholders voted, on an advisory basis, to recommend the holding of advisory votes on named executive officer compensation every three years. After consideration of these voting results and other factors, the Board determined that we will hold an advisory vote on compensation of our named executive officers every three years. Because our most recent advisory vote on executive compensation was held at the 2011 Annual Meeting, we are again holding the advisory vote at the 2014 Annual Meeting.
As previously disclosed, at our 2011 Annual Meeting, our stockholders approved, on an advisory basis, the compensation paid to our named executive officers, as disclosed under the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related materials included in the proxy statement for the 2011 annual meeting. The stockholder vote in favor of named executive officer compensation totaled approximately 99.5% of all votes cast, including abstentions. We again considered the results of the advisory vote and, in light of the strong favorable vote of our stockholders, we continue to believe that no specific action need be taken in response to the vote.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis provided above in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
Robert A. Kasdin, Chairman
Alan H. Schumacher
Eric L. Press
Carl J. Rickertsen
On March 19, 2012, we ceased to be a “controlled company” under NYSE listing standards because Apollo no longer owned a majority of our voting stock. As a result, we became subject to NYSE requirements that a majority of the directors on the Compensation Committee be independent within 90 days thereafter and that all members become independent within one year thereafter. Accordingly, Mr. Press resigned from the Compensation Committee on March 13, 2013, and did not participate in any Compensation Committee decisions after that date. Mr. Rickertsen became a member of the Compensation Committee on March 13, 2013, and did not participate in most of the Compensation Committee decisions described in the Compensation Discussion and Analysis provided above, which were made prior to that date. Robert A. Kasdin, who resigned as a director effective March 24, 2014, was Chairman of the Compensation Committee during the period in which the Compensation Committee decisions described in the Compensation Discussion and Analysis provided above were made. Elliot G. Sagor became a director on March 24, 2014 and did not participate in any of the Compensation Committee decisions described in the Compensation Discussion and Analysis provided above.
2013 Summary Compensation Table
The following table sets forth information regarding the compensation of our Chief Executive Officer, Chief Financial Officer, former Chief Financial Officer and each of the persons who were the three other most highly paid executive officers in 2013.

Name and principal position	Year	Salary(1) $	Bonus(2) $	Stock awards(3) $	Non-equity incentive plan compensation(4) $	Change in pension value and non-qualified deferred compensation earnings(5) $	All other compensation(6) $	Total $
Layle K. Smith, President and Chief Executive Officer	2013	900,000	—	680,095	710,141	188,034	7,446	2,485,716
	2012	900,000	—	767,471	272,880	419,605	7,371	2,367,327
	2011	900,000	—	981,045	754,559	393,102	683,104	3,711,810
Dale W. Boyles, Chief Financial Officer	2013	63,667	41,000	116,000	—	5,036	1,401	227,104
Robert B. Mahoney,(7) Former Chief Financial Officer	2013	343,002	—	140,544	159,487	7,016	10,625	660,674
	2012	409,351	12,385	157,430	75,104	109,880	10,989	775,139
	2011	394,456	—	201,240	200,653	136,177	217,344	1,149,870
Gail E. Lehman, Chief Administrative Officer, General Counsel and Secretary	2013	368,086	—	140,544	175,851	31,069	8,237	723,787
	2012	346,888	10,741	157,430	65,130	90,698	8,090	678,977
	2011	310,125	—	201,240	157,703	54,900	47,449	771,417
Scott M. Croft, President – Norandal USA, Inc.	2013	388,205	—	140,544	176,581	—	7,982	713,312
	2012	321,096	24,627	157,430	79,120	286,973	7,737	876,983
	2011	292,932	—	201,240	146,599	289,392	192,965	1,123,128
Wayne R. Hale,(8) President – Upstream Business	2013	422,145	—	95,560	—	49,273	7,256	574,234
	2012	396,355	6,227	157,430	67,352	57,527	6,828	691,719
	2011	85,000	50,000	187,066	41,152	20,667	42,582	426,467

(1)
Three of the named executive officers deferred a portion of their salary in 2013 under the Noranda Aluminum, Inc. and Participating Subsidiaries Non-Qualified Deferred Compensation Plan as follows: Mr. Mahoney, $85,751; Mr. Hale, $126,644; and Ms. Lehman $11,043.

(2)
For Mr. Boyles, represents the payment of an amount equal to 100% of his target award under the Annual Incentive Plan, prorated to cover a two months period, as provided in his term sheet, plus an additional $1,000, representing the 5 percent premium with respect to the $20,000 stock portion of the payment. See "Compensation Discussion and Analysis – 2013 Compensation – Annual Incentive Plan" for additional information.

(3)
The amounts shown for stock awards include the grant date fair value of the service-vesting restricted stock and shareholder return performance-based restricted stock awards granted in 2013, calculated in accordance with ASC Topic 718. Because a "grant date," as defined under ASC Topic 718, is not yet deemed to have occurred with respect to performance-vesting restricted stock we granted in 2012 and 2013, the amounts shown for those years do not reflect the value of those shares of restricted stock. However, because a "grant date" is deemed to have occurred in 2013 with respect to performance-vesting restricted stock units awarded in 2011, the amounts shown for stock awards in 2013 include the grant date fair value of those restricted stock units. The grant date fair value of the service-vesting restricted stock and shareholder return performance-based restricted stock awards granted in 2013, and performance-vesting restricted stock units awarded in 2011, is as follows:

Name	Service-vesting restricted stock	Shareholder return performance-based restricted stock	Performance-vesting restricted stock units awarded in 2011
	$	$	$
Layle K. Smith	247,796	213,000	219,299
Dale W. Boyles	116,000	—	—
Robert B. Mahoney	50,830	44,730	44,984
Gail E. Lehman	50,830	44,730	44,984
Scott M. Croft	50,830	44,730	44,984
Wayne R. Hale	50,830	44,730	—
With respect to the shareholder return performance-based restricted stock, we assumed achievement of the performance-vesting criteria (that, prior to the third anniversary of the date of the award, the price of a share of our common stock is at least $10.00 for a 20 consecutive trading day period). With respect to the performance-vesting restricted stock units awarded in 2011, the amounts disclosed in the table represent the grant date fair value based upon the probable outcome of the performance conditions, determined at the deemed grant date in accordance with ASC Topic 718. The value of these RSU awards at the deemed grant date, assuming the highest level of performance was achieved, was as follows: Mr. Smith, $346,112; Mr. Mahoney, $70,997; Ms. Lehman, $70,997; and Mr. Croft, $70,997. The amounts shown for stock awards do not reflect the stock component of payments under our Annual Incentive Plan, which are reflected in the "Non-equity incentive plan compensation" column. For additional information, see "Compensation Discussion and Analysis – 2013 Compensation – Long Term Incentives."

(4)
Represents payments under our Annual Incentive Plan in cash and stock based on our achievement with respect to specified metrics. See "Compensation Discussion and Analysis — 2013 Compensation — Annual Incentive Plan" for further information regarding payments for 2013. Two of the named executive officers deferred a portion of their Annual Incentive Plan payments in 2013 under the Noranda Aluminum, Inc. and Participating Subsidiaries Non-Qualified Deferred Compensation Plan as follows: Mr. Mahoney, $28,871 and Mr. Hale $24,281.

(5)
Includes (i) the aggregate annual change in the actuarial present values of the named executive officers’ accumulated benefit under the Noranda Aluminum Inc. Aluminum Group Retirement Plan and the Noranda Aluminum Inc. Management Supplemental Benefit Plan and (ii) "above-market" interest under the Noranda Aluminum Inc. and Participating Subsidiaries Non-Qualified Deferred Compensation Plan, which, under SEC regulations, refers to interest in excess of 120% of the applicable federal long-term rate. The changes in pension values are based on the following calculations.

		Change in pension value*
Name	Plan name	$
Layle K. Smith	Noranda Aluminum Inc. Aluminum Group Retirement Plan	23,109
	Noranda Aluminum Inc. Management Supplemental Benefit Plan	164,925
	Total	188,034
Dale W. Boyles	Noranda Aluminum Inc. Aluminum Group Retirement Plan	5,036
	Noranda Aluminum Inc. Management Supplemental Benefit Plan	N/A
	Total	5,036
Robert B. Mahoney	Noranda Aluminum Inc. Aluminum Group Retirement Plan	—
	Noranda Aluminum Inc. Management Supplemental Benefit Plan	—
	Total	—
Gail E. Lehman	Noranda Aluminum Inc. Aluminum Group Retirement Plan	20,373
	Noranda Aluminum Inc. Management Supplemental Benefit Plan	10,188
	Total	30,561
Scott M. Croft	Noranda Aluminum Inc. Aluminum Group Retirement Plan	(66,909)
	Noranda Aluminum Inc. Management Supplemental Benefit Plan	23,097
	Total	(43,812) **
Wayne R. Hale	Noranda Aluminum Inc. Aluminum Group Retirement Plan	23,515
	Noranda Aluminum Inc. Management Supplemental Benefit Plan	22,426
	Total	45,941

*
Present values shown represent the increase in present value of accrued pension benefits from December 31, 2012 to December 31, 2013. Benefits are assumed to begin at age 65 (which is the plans’ earliest unreduced retirement age). Present values at December 31, 2012 assume mortality in accordance with the IRS prescribed static table for 2013 for Healthy Annuitants, and present values at December 31, 2013 assume mortality in accordance with the IRS prescribed static table for 2014 for Healthy Annuitants. Benefits are assumed payable as a joint and survivor 75% annuity if the executive is married or as a five-year certain and life annuity if the executive is single. The discount rates at December 31, 2013 and December 31, 2012 for financial reporting purposes are 4.8% and 3.9%, respectively, for the Noranda Aluminum Inc. Aluminum Group Retirement Plan and 4.8% and 3.9%, respectively, for the Noranda Aluminum Inc. Management Supplemental Benefit Plan.

**	In accordance with SEC regulations, the negative change in present value of Mr. Croft's accrued pension benefits is not reflected in the table.
Above-market interest included in the Summary Compensation Table for 2013 is as follows: Mr. Mahoney, $7,016; Ms. Lehman, $508; and Mr. Hale, $3,332. The foregoing amounts are based on interest of 1.61% in excess of the applicable federal long-term rate under the deferred compensation plan, under which deferred amounts are credited with interest at a rate equal to the credited portfolio rate of return published annually by Northwestern Mutual Life Insurance Company (which, for 2013, was 5.6%).

(6)	The amounts in the "All Other Compensation" column for 2013 include the following:

Named executive officer	GTL insurance(a)	Company 401(k) match(b)	Total
	$	$	$
Layle K. Smith	3,621	3,825	7,446
Dale W. Boyles	568	833	1,401
Robert B. Mahoney	2,975	7,650	10,625
Gail E. Lehman	3,137	5,100	8,237
Scott M. Croft	2,882	5,100	7,982
Wayne R. Hale	3,598	3,658	7,256

(a)
Under our group term life insurance policies, we provide coverage in amounts up to two times the named executive officers' base pay (limited to $850,000). Amounts reported in the table above represent the dollar value of insurance premiums paid on behalf of each named executive officer in 2013.

(b)
Our named executive officers are eligible to participate in our company-wide 401(k) qualified plan for salaried employees. We match 50% of employee contributions up to 6% of employee pay. Our matching contributions are 100% vested after three years of service. Amounts reported in the table above represent the amount of our matching contributions made in 2013.

(7)    Mr. Mahoney separated from our company on October 26, 2013.
(8)    Mr. Hale resigned from our company on February 20, 2014.

2013 Grants of Plan-Based Awards

				Estimated possible payouts under non-equity incentive plan awards(2)		Estimated future payouts under equity incentive plan awards(3)
Name	Type of Award(1)	Grant Date	Approval Date	Target	Maximum	Target	Maximum	All other stock awards:shares of stock or units(4)	Grant date fair value of stock
				$	$	#	#	#	$
Layle K. Smith	AIP	2/22/2013	2/22/2013	900,000	1,800,000
	P-RSU11	2/22/2013	2/18/2011			63,375	126,750		219,299
	Res	4/12/2013	4/2/2013					63,375	247,796
	SR-PBRes	4/12/2013	4/2/2013			100,000	—		213,000
Dale W. Boyles	AIP	11/5/2013	9/16/2013	(5)	(5)
	Res	11/5/2013	9/16/2013			40,000		40,000	116,000
Robert B. Mahoney	AIP	2/22/2013	2/22/2013	252,659	505,318
	P-RSU11	2/22/2013	2/18/2011			13,000	26,000		44,984
	Res	4/12/2013	4/2/2013					13,000	50,830
	SR-PBRes	4/12/2013	4/2/2013			21,000	—		44,730
Gail E. Lehman	AIP	2/22/2013	2/22/2013	222,866	445,732
	P-RSU11	2/22/2013	2/18/2011			13,000	26,000		44,984
	Res	4/12/2013	4/2/2013					13,000	50,830
	SR-PBRes	4/12/2013	4/2/2013			21,000	—		44,730
Scott M. Croft	AIP	2/22/2013	2/22/2013	204,893	409,786
	P-RSU11	2/22/2013	2/18/2011			13,000	26,000		44,984
	Res	4/12/2013	4/2/2013					13,000	50,830
	SR-PBRes	4/12/2013	4/2/2013			21,000	—		44,730
Wayne R. Hale	AIP	2/22/2013	2/22/2013	254,689	509,378
	Res	4/12/2013	4/2/2013					13,000	50,830
	SR-PBRes	4/12/2013	4/2/2013			21,000	—		44,730

(1)
The types of awards indicated in this column are the following: Annual Incentive Plan award opportunities (AIP); performance-vesting restricted stock units initially approved in 2011 (P-RSU11); service-vesting restricted stock (Res); and shareholder return performance-based restricted stock (SR-PBRes)

(2)
There is no specified minimum payout under the Annual Incentive Plan, although there are minimum performance levels that must be achieved with regard to the various metrics included in the plan. See "Compensation Discussion and Analysis – 2013 Compensation – Annual Incentive Plan."

(3)
The performance-vesting restricted stock units included in these columns were awarded in 2011. However, because a "grant date," as defined under ASC Topic 718, was not deemed to occur until 2013, the performance-vesting restricted stock award is treated as granted in 2013 and the number of shares shown in the table includes performance-vesting restricted stock units granted as dividend equivalents prior to the deemed grant date. The number of performance-vesting restricted stock units that vest is based upon the average percentage achievement (as a percentage of target achievement) with respect to the Blended Corporate Metric under the Annual Incentive Plan for each of the three years during the 2011-2013 performance period. Those restricted stock units that actually performance vested did not service vest until March 7, 2014. See "Compensation Discussion and Analysis – 2013 Compensation – Vesting of Performance-Vesting Restricted Stock Units Awarded in 2011" and "Compensation Discussion and Analysis – 2013 Compensation – Long-Term Incentives" for additional information.
The shareholder return performance-based restricted stock included in these columns will vest if the price of a share of our common stock is at least $10.00 for a 20 consecutive trading day period ending on or prior to the third anniversary of the date of grant.
Because a "grant date," as defined under ASC Topic 718, is not yet deemed to have occurred with respect to performance-vesting restricted stock we granted in 2012 and 2013, the table does not reflect the value of performance-vesting restricted stock granted or issued as dividend equivalents in 2012 and 2013. For additional information, see "Compensation Discussion and Analysis – 2013 Compensation – Long Term Incentives."

(4)
Constitutes service-vesting restricted stock, of which 25% vests on each of the first and second anniversaries of the date of grant and the remaining 50% vests on the third anniversary of the date of grant.

(5)
Because the amount of Mr. Boyles' payment under the Annual Incentive Plan was fixed at 100% of his target award (prorated to cover a two month period) under the provisions of his term sheet and, therefore, not subject to our actual performance, the payouts are not included in the table. See "Compensation Discussion and Analysis – 2013 Compensation – Annual Incentive Plan" for additional information.

2013 Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding outstanding stock options, restricted stock units and restricted shares held by the named executive officers at December 31, 2013 (all share and unit amounts are rounded to the nearest whole number).

	Option awards				Stock awards
Name	Shares underlying unexercised options exercisable	Shares underlying unexercised options unexercisable	Option exercise price	Option expiration date	Shares or units that have not vested (1)(2)(3)	Market value of shares or units that have not vested (4)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(5)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(4)
	#	#	$		#	$	#	$
Layle K. Smith (6)	200,000	—	1.14	March 3, 2018	238,934	786,093	242,860	799,009
	150,000	50,000	1.14	November 12, 2019	—	—	—	—
Dale W. Boyles	—	—	—	—	40,150	132,094	—	—
Robert B. Mahoney	30,000	—	0.69	January 24, 2014	17,531	57,677	21,565	70,949
Gail E. Lehman	—	—	—	—	49,011	161,246	50,316	165,540
Scott M. Croft	122,600	—	2.00	May 29, 2017	49,011	161,246	50,316	165,540
Wayne R. Hale	—	—	—	—	23,682	77,914	50,316	165,540

(1)	Includes, for Mr. Smith, Ms. Lehman and Mr. Croft, 38,014, 7,798 and 7,798 service-vesting restricted stock units, respectively, which will vest on March 4, 2014.

(2)
Includes for Mr. Smith, Ms. Lehman, Mr. Croft and Mr. Hale, respectively, 50,373, 10,332, 10,332 and 10,332 shares of service-vesting restricted stock, of which one-third vests on March 6, 2014 and the remaining two-thirds vest on March 6, 2015. Also includes, for Mr. Smith, Ms. Lehman, Mr. Croft and Mr. Hale, respectively, 65,082, 13,350, 13,350 and 13,350 shares of service-vesting restricted stock, of which 25% vests on April 12, 2014, 25% vests on April 12, 2015, and the remaining 50% vests on April 12, 2016. Also includes, for Mr. Smith, Mr. Mahoney, Ms. Lehman and Mr. Croft, respectively, 85,465, 17,531, 17,531 and 17,531 performance-vesting restricted stock units, which have performance vested based on performance during the 2011-2013 performance period and service vests on March 6, 2014. The shares underlying restricted stock units and restricted stock provided to Mr. Mahoney that are listed in the table reflect the terms of his stock awards that address termination of employment events. Mr. Hale forfeited all of his unvested restricted stock units and restricted stock as a result of his resignation on February 20, 2014.

(3)	Includes, for Mr. Boyles, 40,150 shares of service-vesting restricted stock, of which 25% vests on November 5, 2014, 25% vests on November 5, 2015, and the remaining 50% vests on November 5, 2016.

(4)	Based on the $3.29 closing price per share of our common stock on December 31, 2013, as reported by the New York Stock Exchange.

(5)
Includes, for Mr. Smith, Ms. Lehman, Mr. Croft and Mr. Hale, respectively, 75,084, 15,401, 15,401, and 15,401 shares of performance-vesting restricted stock that will performance vest based on performance during the 2012-2014 performance period, and will service vest on March 6, 2015. Also includes, for Mr. Smith, Ms. Lehman, Mr. Croft and Mr. Hale, 65,082, 13,350, 13,350 and 13,350 shares of performance-vesting restricted stock that will performance vest based on performance during the 2013-2015 performance period, and will service vest on April 12, 2016. Also includes for Mr. Smith, Ms. Lehman, Mr. Croft and Mr. Hale, respectively, 102,694, 21,565, 21,565 and 21,565 shares of shareholder return performance-based restricted stock that will performance vest if, prior to the third anniversary of the date of the award, the price of a share of our common stock is at least $10.00 for a 20 consecutive trading day period and will service vest on April 12, 2016. See "Compensation Discussion and Analysis – 2013 Compensation – Long-Term Incentives" for further information. The number of shares of performance-vesting restricted stock listed in the table is based on target achievement. The shares underlying restricted stock provided to Mr. Mahoney that are listed in the table reflect the terms of his stock awards that address termination of employment events. Mr. Hale’s performance-vesting restricted stock was cancelled as a result of his resignation on February 20, 2014.

(6)	Mr. Smith’s unexercisable options will vest on November 12, 2014.
Subject to certain limited exceptions set forth in the applicable stock option award agreement or in a term sheet, unvested options will automatically expire upon the date of the optionee's termination of employment, and vested options generally will expire 90 days following the termination of the optionee's employment without "cause" or with "good reason" (each as defined in the applicable stock option agreement), 60 days following the optionee's termination of employment without good reason and 180 days following the optionee's death or disability. All options will be forfeited upon a termination of the optionee's employment for cause.

Subject to similar limited exceptions set forth in the applicable restricted stock unit or restricted share agreement, unvested restricted stock units or restricted shares will automatically be forfeited upon termination of employment. See "Potential Payments Upon Termination or Change in Control" for a description of special provisions of the stock options, restricted stock units or restricted shares addressing termination of employment due to death or disability, and in connection with a change in control and certain other termination events.
The terms of the restricted stock units and restricted stock provide for dividend equivalent payments with respect to the restricted stock units and restricted stock. The number of additional restricted stock units and shares of restricted stock is computed by dividing the amount of the dividend the restricted stock unit or restricted stock holder would have received for a number of shares of our common stock equal to the number of restricted stock units or restricted stock held divided by the fair market value of a share of our common stock on the last trading day before the dividend payment date. The dividend equivalent restricted stock units and restricted stock vest in the same manner as the underlying restricted stock units and restricted stock with respect to which they were issued.
2013 Option Exercises and Stock Vested
The following table provides information regarding vesting of stock options and restricted stock units held by the named executive officers during 2013:

	Option awards		Stock awards
Name	Number of shares acquired on exercise	Value realized on exercise (1)	Number of shares acquired on vesting	Value realized on vesting
	#	$	#	$
Layle K. Smith	—	—	34,842	145,380(2)
Robert B. Mahoney	30,000	100,305	32,502	102,842(3)
Gail E. Lehman	—	—	23,197	74,910(4)
Scott M. Croft	—	—	7,146	29,817(5)
Wayne R. Hale	—	—	11,334	32,335(6)
Dale W. Boyles	—	—	—	—

(1)	Based on the difference between the market price per share of the shares acquired on the date of exercise and the exercise price, multiplied by the number of shares underlying the options.

(2)
Based on the $4.14 per share closing price on March 4, 2013 with respect to 18,643 shares, and the $4.21 per share closing price on March 6, 2013 with respect to 16,199 shares. In each case, the per share closing price is as reported by the New York Stock Exchange on the relevant date.

(3)
Based on the $4.14 per share closing price on March 4, 2013 with respect to 3,823 shares, the $4.21 per share closing price on March 6, 2013, with respect to 3,323 shares and the $2.88 per share closing price on October 26, 2013 with respect to 25,356 shares that vested on October 26, 2013 following acceleration of vesting in accordance with the terms of Mr. Mahoney’s relevant stock awards that address termination of employment events. In each case, the per share closing price is as reported by the New York Stock Exchange on the relevant date.

(4)
Based on the $4.14 per share closing price on March 4, 2013, with respect to 3,823 shares, the $4.21 per share closing price on March 6, 2013, with respect to 3,323 shares and the $2.81 per share closing price on December 1, 2013, with respect to 15,991 shares. In each case, the per share closing price is as reported by the New York Stock Exchange on the relevant date.

(5)
Based on the $4.14 per share closing price on March 4, 2013 with respect to 3,823 shares, the $4.21 per share closing price on March 6, 2013 with respect to 3,323 shares and the $2.64 per share closing price on December 5, 2013 with respect to 60 shares. In each case, the per share closing price is as reported by the New York Stock Exchange on the relevant date.

(6)
Based on the $4.21 per share closing price on March 6, 2013, with respect to 3,323 shares, and the $2.29 per share closing price on October 3, 2013, with respect to 8,011 shares. In each case, the per share closing price is as reported by the New York Stock Exchange on the relevant date.

2013 Pension Benefits
The Noranda Aluminum Inc. Aluminum Group Retirement Plan, which we refer to below as the "Aluminum Group Retirement Plan" is a tax-qualified defined benefit pension plan that provides a benefit of 1.75% of final five-year average compensation, with an offset of 0.75% of the executive’s Social Security benefit for each year of credited service (maximum 40 years). Pay reflected in the formula is total compensation (generally, the total compensation paid to an employee that would be reported for income tax purposes plus amounts that would have been paid to the employee but for a compensation reduction authorization under specified tax qualified plans, but excluding certain specified perquisites, amounts reported as income due to stock option exercises, severance pay and other miscellaneous items) and is subject to certain limits required by the Internal Revenue Code. Benefits commence at age 65, or as early as age 55 with a reduction of 3% for each year by which commencement precedes age 65. Accrued benefits are vested when the employee has completed 5 years of service. Mr. Smith is currently eligible for early retirement benefits; none of the other named executive officers are eligible for early retirement benefits; Ms. Lehman does not yet have five years of service, and Mr. Croft is not yet 55 years of age. Mr. Mahoney, who separated from Noranda HoldCo on October 26, 2013, was not yet vested under the plans and, at the time of Mr. Hale's separation from our company on February 20, 2014, Mr. Hale also was not vested under the plans. Upon disability before retirement, the accrued benefit is payable immediately and is reduced for early commencement before age 65, and, if the employee remains disabled until age 65, a benefit is payable at age 65 equal to the benefit the employee would have earned had he remained employed until age 65 at his last rate of pay. Upon retirement, the benefit is paid as a monthly annuity for the employee’s life, with 5 years of payments guaranteed. Alternatively, employees can elect an actuarially equivalent benefit in the form of a joint and 50% survivor annuity (which married participants must elect unless they obtain spousal consent), a 75% and 100% joint survivor annuity, a life annuity, a life annuity with 10 years guaranteed, or, if the present value of the benefit is less than $25,000, a lump sum payment. If a married employee dies before retirement, a survivor benefit is paid to the surviving spouse equal to the benefit the spouse would have received if the employee had retired and chosen the 50% joint and survivor annuity.
The Noranda Aluminum Inc. Management Supplemental Benefit Plan, which we refer to below as the "Management Supplemental Benefit Plan," is a non-qualified defined benefit pension plan that uses the same benefit formula as the Aluminum Group Retirement Plan and provides any benefit accruals that would have been provided under the qualified plan if not for the pay and benefit limits of the Internal Revenue Code and if the executive had not deferred compensation. Executives can elect to receive non-qualified plan payments in an actuarially equivalent lump sum or in two, three, five or ten annual installments, and can elect to begin receiving benefits at age 55, 60, 65 or 70 (but not before 6 months after termination of employment).
The table below sets forth, for each of our named executive officers, the net value of the officer’s accumulated benefit and the officer’s years of credited service, as of December 31, 2013, under each of our defined benefit pension plans.

Name	Plan name	Number of years credited service	Present value of accumulated benefit (1)(2)	Payment during last fiscal year
		#	$	$
Layle K. Smith	Aluminum Group Retirement Plan	5.8	224,322
	Management Supplemental Benefit Plan	5.8	1,309,270
	Total		1,533,592	—
Dale W. Boyles	Aluminum Group Retirement Plan	0.2	5,036
	Management Supplemental Benefit Plan	0.0	N/A
	Total		5,036	—
Gail E. Lehman	Aluminum Group Retirement Plan	3.9	125,918
	Management Supplemental Benefit Plan	3.9	96,935
	Total		222,853	—
Scott M. Croft	Aluminum Group Retirement Plan	22.7	582,455
	Management Supplemental Benefit Plan	22.7	449,230
	Total		1,031,685	—
Wayne R. Hale(3)	Aluminum Group Retirement Plan	1.3	80,617
	Management Supplemental Benefit Plan	1.3	43,518
	Total		124,135	—

(1)
Present values shown represent the present value of accrued pension benefits at December 31, 2013. Benefits are assumed to begin at age 65 (which is the earliest retirement age for which full plan benefits are payable). Present values assume mortality in accordance with the IRS prescribed static table for 2014 for Healthy Annuitants as of December 31, 2013. Retirement Plan benefits are assumed payable as a joint and 75% survivor annuity if the executive is married, or as a five-year certain and life annuity if the executive is single. Management Supplemental Benefit Plan benefits are assumed payable as lump sums. The discount rates at December 31, 2013 for financial reporting purposes are 4.8% for the Aluminum Group Retirement Plan and 4.8% for the Management Supplemental Benefit Plan.

(2)	Mr. Mahoney separated from Noranda HoldCo on October 26, 2013, prior to being vested in his accumulated pension benefit.

(3)	Mr. Hale resigned on February 20, 2014, prior to being vested in the benefits shown on the table.
2013 Non-Qualified Deferred Compensation
Under the Noranda Aluminum Inc. and Participating Subsidiaries Non-Qualified Deferred Compensation Plan, executive officers and other highly compensated employees may defer up to 33% of their base salary and annual bonus, subject to a minimum annual deferral amount of $2,000. Amounts deferred are credited with interest at a rate equal to the credited portfolio rate of return published annually by Northwestern Mutual Life Insurance Company (which for 2013 was 5.6% and for 2014 also will be 5.6%). Distribution elections are irrevocable once made, and elections made in a prior year will not be affected by elections made in future years. All distributions are made in cash in either a lump sum payment or in equal annual installments over a period of 5, 10 or 15 years. Distributions commence beginning on March 15 of either (a) the year following the participant's attainment of a specified age (as early as age 55 or as late as age 70), even if the participant is actively employed at such age; or (b) the March 15 following the later of the date the participant leaves active employment with Noranda or attains age 55, in each case subject to any required delays as a result of Section 409A of the Internal Revenue Code.

The following table provides details regarding non-qualified deferred compensation for the named executive officers with respect to 2013.

Name	Aggregate balance at January 1, 2013	Executive contributions in last fiscal year (1)	Registrant contributions in last fiscal year	Aggregate earnings in last fiscal year (2)	Aggregate withdrawals/ distributions	Aggregate balance at last fiscal year end
	$	$	$	$	$	$
Layle K. Smith	—	—	—	—	—	—
Robert B. Mahoney	355,195	114,622	—	24,402	—	494,219
Gail E. Lehman	25,462	11,043	—	1,766	—	38,271
Scott M. Croft	—	—	—	—	—	—
Wayne R. Hale	123,023	150,925	—	11,589	—	285,537

(1)
Includes $85,751 (for Mr. Mahoney), $126,644 (for Mr. Hale) and $11,043 (for Ms. Lehman) of salary, and $28,871 (for Mr. Mahoney) and $24,281 (for Mr. Hale) in payments under the 2013 Annual Incentive Plan that were deferred.

(2)	Includes for the named executive officers the following amounts that are reported as compensation in the 2013 Summary Compensation Table: Mr. Mahoney, $7,016; Ms. Lehman, $508; and Mr. Hale, $3,332.
Potential Payments upon Termination or Change in Control
In this section, we describe payments that may be made to our named executive officers upon several events of termination, including termination in connection with a change in control, assuming the termination event occurred on December 31, 2013 (except as otherwise noted). The information in this section does not include information relating to the following:

•	distributions under our defined benefit pension plans – see "2013 Pension Benefits" above for information regarding these plans;

•	other payments and benefits provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including payments under the Noranda Aluminum Group Savings Plan;

•
restricted shares and shares underlying options that vested prior to the termination event – see the table under "2013 Outstanding Equity Awards at Fiscal Year End" above for information regarding vesting of these securities; and

•	short-term incentive payments that would not be increased due to the termination event.
We have entered into term sheets relating to the employment of our named executive officers. The term sheets provide for benefits upon specified termination of employment events within 18 months following a change in control and lesser benefits upon specified termination of employment events at any time for reasons unrelated to a change in control.
In the event that the named executive officer is terminated other than for "cause" or if the executive resigns for "good reason," he or she will be entitled, subject to his or her execution and non-revocation of a general release, to (i) an amount equal to annual base salary plus target bonus (an amount equal to two times annual base salary plus target bonus for Mr. Smith), (ii) a pro-rated annual bonus, based on our actual performance, and (iii) continued health benefits for a period of 12 months (18 months in the case of Mr. Smith). In the event such termination occurs in connection with, in anticipation of, or within the 18 month period following a change in control (a "CIC Termination"), the executive generally would be entitled to the same severance benefits as described above, except that the severance payment would be in an amount equal to two times annual base salary plus target bonus (three times annual base salary plus target bonus for Mr. Smith), and all executives would be provided continued health benefits for a period of 18 months.
In addition, in the event that a named executive officer is terminated without cause or resigns for good reason, all options granted to the executive officer prior to our initial public offering of common stock would be credited with an additional 12 months of vesting. In the event of a CIC Termination, all options granted to the named executive officers prior to our initial public offering of common stock would fully vest. Under provisions of either a term sheet or a stock option agreement, all options that were granted to a named executive officer prior to our initial public offering of common stock also will fully vest if the executive remains employed by us through the 18 month anniversary of a change in control.
Each of the stock option agreements for the named executive officers provides that in the event of a named executive officer's death or disability, the options will vest with respect to the next tranche of underlying shares that would have vested if the named executive officer remained employed by us through the vesting date of the tranche.
Each of the named executive officers’ time-vesting restricted stock unit agreements and restricted stock agreements provides that, in the event of his or her death or disability, or if he or she is terminated other than for cause or is resigning for good reason, his or her restricted stock units or restricted stock will vest with respect to the next tranche of restricted stock units or restricted stock that would have vested if he or she remained employed through the vesting date of the tranche. Moreover, following a change in control, all of the named executive officers’ unvested restricted stock units or restricted stock will vest unless he or she is provided with a replacement award satisfying specified conditions. All unvested restricted stock units or restricted stock underlying the replacement award also will vest in the event of his or her death or disability, or if the named executive officer is terminated other than for cause or resigns for good reason within 24 months of the change in control.
Each of the named executive officers’ performance-vesting restricted stock unit agreements and performance-vesting restricted stock agreements provides that in the event of the executive officer’s death or disability, or if he or she is terminated without cause or resigns for good reason, the restricted stock units or restricted stock that otherwise would vest following the performance period based on actual performance will be prorated based upon the number of months during the performance period that he or she was employed by us (for this purpose, actual performance will be applied for each completed fiscal year in the performance period prior to the named executive officer’s death, disability or termination, and target performance will be assumed for any fiscal year in the performance period that has not yet been completed). However, if a change in control occurs during the performance period, target performance will be deemed to have occurred and the restricted stock units will fully vest (subject to proration if the named executive officer terminated service prior to the change in control), unless the named executive officer is provided a replacement award satisfying specified conditions. Among other things, any replacement award must consist of time-vesting restricted stock or restricted stock units having a value at least equal to the value of the original performance-vesting restricted stock units or restricted stock on the date of the change in control, assuming target performance is achieved, and generally provide for vesting on the third anniversary of the grant date of the original performance-vesting restricted stock units or restricted stock. However, any replacement award also must provide for the same prorated vesting as is described in the first sentence of this paragraph, unless the named executive officer is terminated other than for cause or resigns for good reason within 24 months following the change in control, in which case the named executive officer will receive the full amount of restricted stock units or restricted stock that otherwise would have vested had he or she remained employed throughout the performance period.
Under the term sheets, in the event any payments would be subject to the golden parachute excise tax under the Internal Revenue Code, the payments will be reduced such that no payments will become subject to the excise tax, unless the executive officer would be in a better after-tax position by receiving all payments and paying the applicable excise tax.
A "change in control" generally means:

•
the acquisition by any individual, entity or group (other than Apollo, a person who was an affiliate of ours prior to such acquisition, or any employee benefit plan sponsored or maintained by us or any of our subsidiaries) of beneficial ownership of more than 50% of the voting power of our company.

•
a merger or other business combination involving our company or any of our subsidiaries, or a sale of all or substantially all of our or their assets following which our voting securities outstanding immediately prior to the transaction no longer represent at least 50% of the combined voting power of our securities or, if we are not the surviving entity, such surviving entity (or the entity that purchased all or substantially all of our assets), or any parent or other affiliate of the entity, outstanding immediately after the transaction.

The term “good reason" means:

•
in the case of Mr. Smith (i) a material reduction in base salary or bonus potential (but not including any pre-change in control diminution related to an across-the-board compensation reduction applying to senior management of Noranda HoldCo generally), (ii) the assignment to Mr. Smith of duties materially inconsistent with his duties as set forth in the term sheet or a material diminution of his responsibilities, (iii) a material breach by Noranda HoldCo of the term sheet, (iv) a requirement that Mr. Smith relocate his principal place of employment by more than 50 miles (other than in connection with a pre-change in control relocation of our headquarters, if he is relocated to the new headquarters), or (v) a notice by Noranda HoldCo of non-extension of the term of employment (other than under circumstances where employment is to be continued subsequent to such non-extension with terms of employment and severance protections that are consistent with peer group market practice, as determined by Noranda HoldCo in reasonable good faith).

•
in the case of all other named executive officers (i) a material reduction in base salary or bonus potential (but not including any pre-change in control diminution related to an across-the-board compensation reduction applying to senior management of Noranda HoldCo and its subsidiaries generally), (ii) a material adverse change in the executive’s title, duties, or responsibilities, (iii) a requirement that the executive relocate his or her principal place of employment by more than 50 miles (other than in connection with a pre-change in control relocation of our headquarters, if the executive is relocated to the new headquarters), or (iv) a notice by Noranda HoldCo of non-extension of the term of employment (other than under circumstances where employment is to be continued subsequent to such non-extension with terms of employment and severance protections that are consistent with peer group market practice, as determined by Noranda HoldCo in reasonable good faith).

Under the terms of the term sheets, the named executive officers also agreed to standard confidentiality, non-competition and non-solicitation covenants.
Tables of Benefits Upon Termination and Change in Control Events
The following tables show potential payments to the named executive officers upon several termination of employment events, including without limitation a change in control, assuming a December 31, 2013 termination date (in the case of Mr. Mahoney, only the actual amounts paid to him and to be paid to him as a result of his separation from Noranda HoldCo are shown; Mr. Hale is not included in the tables below because he received no additional benefits as a result of his resignation). In connection with the amounts shown in the tables:

•
Stock option benefit amounts for each option as to which vesting will be accelerated with respect to some or all of the shares underlying the option upon the occurrence of the termination event are equal to the product of the affected number of shares underlying the option multiplied by the difference between the exercise price per share of the option and the $3.29 closing price per share of our common stock on December 31, 2013, as reported by the New York Stock Exchange.

•
Restricted stock unit benefit amounts are equal to the product of the number of restricted stock units as to which vesting will be accelerated upon the occurrence of the termination event, or upon a change of control where a replacement award is not provided, multiplied by the $3.29 closing price per share of our common stock on December 31, 2013, as reported by the New York Stock Exchange.

•
Restricted stock benefit amounts are equal to the product of the number of shares of restricted stock as to which vesting will be accelerated upon the occurrence of the termination event, or upon a change of control where a replacement award is not provided, multiplied by the $3.29 closing price per share of our common stock on December 31, 2013, as reported by the New York Stock Exchange.

•	Health benefits are equal to the costs we would incur to maintain such benefits for the applicable period.

Layle K. Smith
Benefit type	Change in control termination without cause or for good reason $	Non-change in control termination without cause or for good reason $	Change in control $	Death or disability $
Severance payments	5,400,000	3,600,000	—	900,000
Stock options	107,500	107,500	—	107,500
RSUs	406,249	304,218	406,249	304,218
Restricted stock	1,178,863	364,511	1,178,863	364,511
Health benefits	10,042	10,042	—	—
Total	7,102,654	4,386,271	1,585,112	1,676,229

Dale W. Boyles
Benefit type	Change in control termination without cause or for good reason $	Non-change in control termination without cause or for good reason $	Change in control $	Death or disability $
Severance payments	1,040,000	640,000	—	—
Restricted stock	132,095	132,095	132,095	132,095
Health benefits	25,976	17,317	—	—
Total	1,198,071	789,412	132,095	132,095

Robert B. Mahoney
Benefit type	Non-change in control termination without cause or for good reason(1) $
Severance payments	773,757
RSUs	18,267
Restricted stock	17,588
Health benefits	30,000
Total	839,612

(1)	The amounts in the column represent actual compensation paid or payable to Mr. Mahoney in connection with his separation from Noranda HoldCo on October 26, 2013.

Gail E. Lehman
Benefit type	Change in control termination without cause or for good reason $	Non-change in control termination without cause or for good reason $	Change in control $	Death or disability $
Severance payments	1,188,618	594,309	—	—
RSUs	83,335	62,405	83,335	62,405
Restricted Stock	243,463	75,135	243,463	75,135
Health benefits	25,976	17,317	—	—
Total	1,541,392	749,166	326,798	137,540

Scott M. Croft
Benefit type	Change in control termination without cause or for good reason $	Non-change in control termination without cause or for good reason $	Change in control $	Death or disability $
Severance payments	1,092,765	546,382	—	—
RSUs	83,335	62,405	83,335	62,405
Restricted Stock	243,463	75,135	243,463	75,135
Health benefits	28,421	18,948	—	—
Total	1,447,984	702,870	326,798	137,540

AUDIT COMMITTEE REPORT
The Audit Committee assists the Board in monitoring the integrity of our company’s financial statements, the performance of Noranda HoldCo’s internal audit function, and Noranda HoldCo’s compliance with legal and regulatory requirements. Management has primary responsibility for preparing the financial statements and for the financial reporting process. In addition, management has the responsibility to assess the effectiveness of Noranda HoldCo’s internal control over financial reporting. Ernst & Young LLP, Noranda HoldCo’s independent registered public accounting firm, is responsible for (i) expressing an opinion on the conformity of Noranda HoldCo’s audited financial statements to generally accepted accounting principles and on whether the financial statements present fairly in all material respects the financial position and results of operations of Noranda HoldCo, and (ii) expressing an opinion on the effectiveness of Noranda HoldCo’s internal control over financial reporting.
In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed Noranda HoldCo’s audited financial statements with management and with Ernst & Young LLP.

2.
The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, "Communications with Audit Committees."

3.
The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP that firm’s independence.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Noranda HoldCo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.
Respectfully submitted,

Alan H. Schumacher, Chairman
Richard B. Evans
Thomas R. Miklich

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about beneficial ownership of our common stock as of March 24, 2014 (unless otherwise noted) by (i) each stockholder that has indicated in public filings that the stockholder beneficially owns more than five percent of our common stock; (ii) each director and each nominee for election as a director; (iii) each executive officer named in the 2013 Summary Compensation Table above; and (iv) all directors and executive officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had, to our knowledge, sole voting and investment power with respect to the shares listed next to the person’s name.

Name(2)	Number of Shares Beneficially Owned (1)		Percent of Class (1)
Apollo Funds and affiliates (3)	22,980,000		33.5%
Layle K. Smith	697,573		*
Dale W. Boyles	5,500		*
Gail E. Lehman	46,861		*
Scott M. Croft	185,247		*
Robert B. Mahoney	180,853	(4)	*
Wayne R. Hale	13,719	(5)	*
William H. Brooks	248,484		*
Eric L. Press	—		—
Matthew H. Nord	—		—
Matthew R. Michelini	—		—
Robert J. Kalsow-Ramos	—		—
Alan H. Schumacher	60,664		*
Thomas R. Miklich	33,724		*
Richard B. Evans	42,284		*
Carl J. Rickertsen	25,163		*
Ronald S. Rolfe	15,103		*
Elliot G. Sagor	—		—
Hotchkis and Wiley Capital Management, LLC (6)	6,262,347		9.0%
All executive officers and directors as a group (15 persons)	1,360,603		2.0%

*	Less than 1%.

(1)
Applicable percentage of ownership is based on 68,491,727 shares of our common stock outstanding as of March 24, 2014. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our common stock issuable upon the exercise of stock options exercisable currently or within 60 days of March 24, 2014 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership amounts include shares that may be acquired upon the exercise of options in the following amounts: Mr. Smith – 350,000; Mr. Brooks – 136,200; Mr. Croft – 122,600; Mr. Schumacher – 20,000; and Mr. Miklich – 20,000.

(2)	Unless otherwise indicated, the address of each person listed is c/o Noranda Aluminum Holding Corporation, 801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067.

(3)
Represents all equity interests in Noranda HoldCo held of record by Apollo Investment Fund VI, L.P. ("AIF VI") and Noranda Holdings, LP ("Holdings LP"). Also includes an aggregate of 140,000 shares issuable upon the exercise of outstanding options, issued to Apollo Management VI, L.P. ("Apollo Management VI") and Apollo Alternative Assets, L.P. ("Alternative Assets"). Apollo Advisors VI, L.P. ("Advisors VI") is the general partner of AIF VI, and Apollo Capital Management VI, LLC ("ACM VI") is the general partner of Advisors VI. Apollo Principal Holdings I, L.P. ("Apollo Principal") is the sole member of ACM VI and Apollo Principal Holdings, I GP, LLC ("Apollo Principal GP") is the general partner of Apollo Principal. Noranda Holdings LLC ("Holdings LLC") is the general partner of Holdings LP. Apollo Management VI serves as the investment manager of AIF VI and of Holdings LLC, and as such has voting and investment power over the shares of Noranda HoldCo held by AIF VI and Holdings LP. AIF VI Management, LLC ("AIF VI Management") is the general partner of Apollo Management VI, Apollo Management, L.P. ("Apollo Management") is the sole member and manager of AIF VI Management, and Apollo Management GP, LLC ("Apollo Management GP") is the general partner of Apollo Management. Apollo International Management, L.P. ("AIM LP") is the managing general partner of Alternative Assets, and Apollo International Management GP, LLC ("International Management GP") is the general partner of AIM LP. Apollo Management Holdings, LP ("AMH") is the sole member and manager of Apollo Management GP and International Management GP. Apollo Management Holdings GP, LLC ("AMH GP," and together with the investment funds affiliated or managed by Apollo Management VI, the "Apollo Funds"), Alternative Assets, Advisors VI, ACM VI, Apollo Principal, Apollo Principal GP, Holdings LLC, Apollo Management VI, AIF VI Management, Apollo Management, Apollo Management GP, AIM LP, International Management GP and AMH, the "Apollo Entities") is the general partner of AMH. Each of the Apollo Entities disclaims beneficial ownership of all shares of Noranda HoldCo held by the Apollo Funds or beneficially owned by Apollo Management VI or Alternative Assets, except to the extent of any pecuniary interest therein. The address of AIF VI, Advisors VI, ACM VI, Apollo Principal and Apollo Principal GP is 1 Manhattanville Road, Suite 201, Purchase, New York 10577. The address of Apollo Management VI, AIF VI Management, AMH, AMH GP, Apollo Management, Apollo Management GP, AIM LP and International Management GP is 9 West 57th Street, 43rd Floor, New York, NY 10019. The address of Alternative Assets is c/o Walkers SPV Limited, PO Box 908GT, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands, B.W.I. Leon Black, Joshua Harris and Marc Rowan are the members of the board of managers of Apollo Principal GP and AMH GP. Each of Messrs. Black, Harris and Rowan disclaims beneficial ownership of all shares of Noranda HoldCo held or beneficially owned by the Apollo Entities, except to the extent of any pecuniary interest therein. The address of Messrs. Black, Harris and Rowan is c/o Apollo Management, L.P., 9 West 57th Street, 43rd Floor, New York, New York 10019. Each of Messrs. Kalsow-Ramos, Michelini, Nord and Press are affiliated with Apollo, and disclaim beneficial ownership of any shares of Noranda HoldCo that may be deemed beneficially owned by any of the Apollo Entities, except to the extent of any pecuniary interest therein. The address of Messrs. Press, Nord, Michelini and Kalsow-Ramos is c/o Apollo Management, L.P., 9 West 57th Street, 43rd Floor, New York, New York 10019.

(4)	Mr. Mahoney separated from our company on October26, 2013.

(5)	Mr. Hale resigned from our company on February 20, 2014.

(6)
The address of Hotchkis and Wiley Capital Management, LLC ("Hotchkis and Wiley") is 725 S. Figueroa Street 39th Floor, Los Angeles, CA 90017. Hotchkis and Wiley has sole voting power with regard to 5,200,247 of the shares listed in the table, and sole dispositive power with respect to all 6,262,347 shares listed in the table. Hotchkis and Wiley is an investment adviser, and disclaims beneficial ownership of the listed shares. The information in the table and this footnote is derived from a Schedule 13G filed by Hotchkis and Wiley with the SEC on February 13, 2014. This information is of December 31, 2013, and the number of shares listed as beneficially owned by Hotchkis and Wiley may have changed subsequently.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Amended and Restated Securityholders Agreement
Noranda HoldCo, Apollo and those members of our management team who hold shares of our common stock, options to acquire shares of our common stock or restricted stock units are party to the amended and restated securityholders agreement, which provides for, among other things, piggyback registration rights, repurchase rights by Noranda HoldCo and Apollo in certain circumstances, demand registration rights for Apollo, and certain restrictions on each such person’s ability to compete with us or solicit our employees or customers.
See "Election of Directors" above for information regarding Apollo's right to designate director nominees under the terms of the amended and restated securityholders agreement.
Other Transactions
Apollo owns approximately 21% of Berry Plastics Group, Inc. We sell rolled aluminum products to subsidiaries of Berry Plastics under sales contracts that are renegotiated annually. The original contract was entered into prior to our affiliation with Apollo. Subsequent contracts were the result of arm’s-length negotiations, and we believe they are on terms at least as favorable to us as those we could have obtained from unaffiliated third parties at the time. During the fiscal year ended December 31, 2013, sales to these subsidiaries totaled approximately $8.5 million. Mr. Smith, who became our Chief Executive Officer in March 2008, was the Executive Director at Berry Plastics Corporation from April 2007 to December 2007.
We have historically sold flat-rolled products to Richardson Trident Co., which was acquired in the first quarter of 2011 by Metals USA Holdings Corp. Prior to its acquisition by Reliance Steel and Aluminum Company on April 12, 2013, Metals USA Holdings Corp. was a portfolio company of Apollo. We believe the sales contracts, which were renegotiated annually, were the result of arm’s-length negotiations, and we believe they were on terms at least as favorable to us as those we could obtain from unaffiliated third parties. During the period from January 1 through April 12, 2013, sales to Richardson Trident Co. totaled approximately $4.2 million.
Fees to Apollo Affiliate in Connection With 2013 Refinancing
On March 8, 2013, we completed a private offering of $175 million aggregate principal amount of 11% senior unsecured notes due 2019 (the “Notes”). In addition, on March 8, 2013, we entered into an amendment to the agreement related to our senior secured credit facilities. The amendment provided for an incremental term B loan of $110 million (the “Incremental Loan”). The proceeds of the Notes and the Incremental Loan were used principally to redeem approximately $275.3 million principal amount of our outstanding Senior Floating Rate Notes due 2015.
Apollo Global Securities LLC ("AGS"), an affiliate of Apollo, acted as an initial purchaser with respect to $8,750,000 principal amount of the Notes, which it purchased for $8,640,625, representing a discount of 1.25%, or $109,375. The 1.25% discount provided to AGS was the same discount provided to the other initial purchasers in the offering. In addition, in connection with the Incremental Loan, we paid fees of $35,750 to AGS, which participated in the arrangement of the Incremental Loan. The Audit Committee of our Board of Directors determined that the discount and fee paid to AGS as described above were on terms no less favorable than would be obtained in comparable, arms-length transactions with a non-affiliate.
Review and Approval of Related Party and Related Person Transactions
Our Audit Committee is responsible for the review and approval of all related party transactions; however, the Audit Committee does not have a written policy regarding the approval of related person transactions. As part of its review and approval of a related person transaction, the Audit Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount involved and type of transaction;

•	the importance of the transaction to the related person and to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the Audit Committee deems appropriate.
PROPOSAL FOR ADOPTION OF NORANDA ALUMINUM HOLDING CORPORATION
2014 LONG-TERM INCENTIVE PLAN
Introduction
On March 31, 2014, the Board adopted the Noranda Aluminum Holding Corporation 2014 Long-Term Incentive Plan (the “2014 Plan”), subject to stockholder approval. Accordingly, we are seeking stockholder approval of the 2014 Plan. The 2014 Plan replaces the Third Amended and Restated Noranda Aluminum Holding Corporation 2007 Long-Term Incentive Plan and the Noranda Aluminum Holding Corporation 2010 Incentive Award Plan (the “Prior Plans”), under which we granted equity awards from 2007 to 2014. If the 2014 Plan is approved, no additional equity awards will be granted under the Prior Plans. The Compensation Committee may, in its discretion, continue to grant awards under the Prior Plans prior to stockholder approval of the 2014 Plan.
The 2014 Plan is an important part of our overall compensation program. It enables us to make annual and long-term incentive awards to our current and prospective officers, employees, directors and consultants. The purpose of the 2014 Plan is to give us a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants and to provide them with incentives that are directly linked to the future growth and profitability of our company’s business.
If the 2014 Plan is approved by stockholders, it will permit, but not require, awards under the 2014 Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a "performance-based compensation" exception. To qualify as performance-based compensation under Section 162(m) of the Code, the compensation must (among other requirements) be subject to attainment of performance goals that have been disclosed to stockholders and approved by a majority stockholder vote. In some cases, however, the exemption may cease to be available for some or all awards that otherwise were designed to qualify for the exemption. Thus, it is possible that Section 162(m) of the Code may disallow compensation deductions that would otherwise be available to us. In addition, we may choose to grant awards under the Plan that do not qualify for the performance-based compensation exemption under Section 162(m) of the Code.
For purposes of Section 162(m) of the Code, the material terms relating to performance-based compensation that must be approved by stockholders include the following:

•	the employees eligible to receive awards under the 2014 Plan;

•	the business criteria used as the basis for the performance goals; and

•	the maximum amount of compensation payable to any employee in a given time period.
Stockholder approval of the 2014 Plan includes, among other things, approval of provisions of the 2014 Plan containing the eligibility requirements, performance goals, and limits on various cash and stock awards designed to comply with the performance-based compensation exemption under Section 162(m) of the Code.
Summary of Terms of the 2014 Plan
The principal features of the 2014 Plan are described below. This summary is qualified in its entirety by reference to the full text of the 2014 Plan, a copy of which is attached as Annex A to this Proxy Statement and incorporated into this Proxy Statement by reference. Stockholders are urged to review the 2014 Plan before determining how to vote on this proposal.
Overview
The purpose of the 2014 Plan is to give us a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants and to provide incentives for future performance of services directly linked to the profitability of our businesses and increases in stockholder value.
Administration
The 2014 Plan will be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate, which we refer to as the “Committee.” Among other things, the Committee has the authority to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares of common stock to be covered by each award, and to determine the terms and conditions of any such awards. Subject to applicable law or applicable securities exchange listing standards, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members or persons selected by it.

Eligibility
Awards may be granted under the 2014 Plan to current or prospective officers, employees (including executive officers), directors, and consultants of our company and any of our subsidiaries and affiliates. As of December 31, 2013, approximately 2,350 individuals (other than consultants) were eligible to participate in the 2014 Plan.
Shares Subject to the 2014 Plan
The aggregate number of shares of our common stock available for issuance under the 2014 Plan is 5,000,000 shares, subject to limited increase in respect of previously granted awards under Prior Plans that are not settled for the full number of shares subject to such awards, as described below. No participant (excluding non-employee directors of the Company) may be granted, in each case during any calendar year, performance-based awards intended to qualify under Section 162(m) of the Code (other than stock options and stock appreciation rights) covering in excess of 1,000,000 shares or stock options and stock appreciation rights covering in excess of 1,000,000 shares. During a calendar year, no participant who is a non-employee director of the Company may be granted awards covering in excess of 150,000 shares. The maximum number of shares that may be granted pursuant to incentive stock options is 1,000,000. The foregoing share limits are subject to adjustment in certain circumstances to prevent dilution or enlargement. As of March 24, 2014 there were 68,491,727 shares of common stock outstanding, and the closing price per share, as reported by the New York Stock Exchange, was $4.25.
The shares subject to grant under the 2014 Plan are to be made available from authorized but unissued shares or from treasury shares, as determined from time to time by the Board. To the extent that any award under the 2014 Plan or the Prior Plans is forfeited or any option or stock appreciation right under the Plan or the Prior Plans terminates, expires, or lapses without being exercised or any award is settled for cash, the shares subject to such awards that are not delivered will be available for future awards under the 2014 Plan (in the case of the Prior Plans, such shares will be added to the number of shares available for issuance under the 2014 Plan). If the exercise price of any option or tax withholding obligations relating to any award under the 2014 Plan or the Prior Plans are satisfied by delivering shares (by either actual delivery or by attestation), only the number of shares issued net of the shares delivered or attested to in payment of such exercise price or tax withholding obligation will be counted against the aggregate number of shares available for issuance under the 2014 Plan (in the case of the Prior Plans, the number of shares subject to such award in excess of such net number will be added to the number of shares available for award under the 2014 Plan). To the extent any shares subject to an award are withheld to satisfy the exercise price (in the case of an option) or the tax withholding obligations relating to such award, such shares will not be counted against the aggregate number of shares available for issuance under the 2014 Plan (in the case of the Prior Plans, such shares will be added to the number of shares available for award under the 2014 Plan.)
The 2014 Plan provides that in the event of certain extraordinary corporate transactions or events affecting us, the Committee or the Board will (in the case of certain changes affecting our capital structure) or may (in the case of certain other corporate transactions) make such substitutions or adjustments as it deems appropriate and equitable to (a) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the 2014 Plan, (b) the various maximum limitations set forth in the 2014 Plan, (c) the number and kind of shares or other securities subject to outstanding awards, and (d) the exercise price of outstanding options and stock appreciation rights. In the case of corporate transactions such as a merger or consolidation, such adjustments may include the cancellation of outstanding awards in exchange for cash or other property or the substitution of other property for the shares subject to outstanding awards.
Awards
A summary of the types of awards that may be made under the 2014 Plan is set forth below.
Stock Options and Stock Appreciation Rights
The 2014 Plan provides for the award of options to purchase shares of our common stock at a specified exercise price. Stock options granted under the 2014 Plan can either be incentive stock options, which are intended to qualify for favorable treatment to the recipient under U.S. federal tax law, or nonqualified stock options, which do not qualify for this favorable tax treatment.
The 2014 Plan also provides for the award of stock appreciation rights, which entitle the holder to receive upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares of our common stock over the aggregate exercise price for the underlying shares. Stock appreciation rights granted under the 2014 Plan can be granted either alone or in tandem with a stock option.
Each grant of stock options or stock appreciation rights under the 2014 Plan will be evidenced by an award agreement that specifies the exercise price, the duration of the award, the number of shares to which the award pertains, and such additional limitations, terms, and conditions as the Committee may determine, including, in the case of stock options, whether the options are intended to be incentive stock options or nonqualified stock options. The 2014 Plan provides that the exercise price of stock options and stock appreciation rights will be determined by the Committee, but may not be less than the fair market value of the stock underlying the stock options or stock appreciation rights on the date of grant. Award holders may pay the exercise price in cash or, if approved by the Committee, in common stock (valued at its fair market value on the date of exercise) or a combination thereof, or by “cashless exercise” through a broker or by withholding shares otherwise receivable on exercise. The term of stock options and stock appreciation rights will be determined by the Committee, but may not exceed ten years from the date of grant. The Committee will determine the vesting and exercise schedule of stock options and stock appreciation rights, and the extent to which they will be exercisable after the award holder’s service with us terminates.
Stock options and stock appreciation rights are transferable only by will or by the laws of descent and distribution or, in the case of nonqualified stock options or stock appreciation rights, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee, including, if so permitted, pursuant to a transfer to the participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise.
Restricted Stock
The 2014 Plan provides for the award of shares that are subject to forfeiture and restrictions on transferability as set forth in the 2014 Plan and as may be otherwise determined by the Committee. Restricted stock granted under the 2014 Plan may or may not be subject to performance conditions. Subject to these restrictions and any others imposed by the Committee, upon the grant of restricted stock, the recipient will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock on such terms as will be set forth in the applicable award agreement. If determined by the Committee, (a) cash dividends on the shares that are the subject of the restricted stock award shall automatically be reinvested in additional restricted stock, to be held subject to the vesting of the underlying restricted stock, and (b) dividends payable in shares shall be paid in the form of additional restricted stock, to be held subject to the vesting of the underlying restricted stock. Any dividends with respect to performance-based awards, however, will not be paid until vesting (if any) of such award. During the restriction period set by the Committee, the recipient may not sell, transfer, pledge, exchange, or otherwise encumber the restricted stock.
Restricted Stock Units
The 2014 Plan authorizes the Committee to grant restricted stock units. Restricted stock units are awards denominated in shares that will be settled, subject to the terms and conditions of the restricted stock units, in an amount in cash, shares, or both, based upon the fair market value of a specified number of shares. Restricted stock units are not shares of our common stock and do not entitle the recipients to the rights of a stockholder. Restricted stock unit awards granted under the 2014 Plan may or may not be subject to performance conditions. The award agreement for restricted stock unit awards will specify whether, to what extent, and on what terms and conditions the applicable participant will be entitled to receive current or delayed payments of cash, shares, or other property corresponding to the dividends payable on the shares. Any dividends or dividend equivalents with respect to performance-based awards, however, will not be paid until vesting (if any) of such award. The recipient may not sell, transfer, pledge, or otherwise encumber restricted stock units granted under the 2014 Plan prior to their vesting.
Other Stock-Based Awards
Other awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares, including unrestricted stock, dividend equivalents, and convertible debentures, may be granted under the 2014 Plan.
Cash-Based Awards
Cash-based awards may be granted under the 2014 Plan. No participant may be granted a cash-based award that has an aggregate maximum payment value in any calendar year in excess of $5 million if the award is intended to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code.
Performance Goals
The 2014 Plan provides that performance goals may be established by the Committee in connection with the grant of any award under the 2014 Plan. In the case of an award intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, the performance goals will be based on the attainment of specified levels of one or more of the following measures: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) operating earnings or profit; (v) cash flow (including, but not limited to, operating cash flow and free cash flow) or cash cost; (vi) return on assets; (vii) return on capital; (viii) return on stockholders’ equity; (ix) return on sales; (x) gross or net profit or operating margin; (xi) costs; (xii) funds from operations; (xiii) expenses; (xiv) working capital; (xv) earnings per share; (xvi) price per share of Common Stock; (xvii) regulatory body approval for commercialization of a product; (xviii) implementation or completion of critical projects; (xix) market share; (xx) objective measures of productivity; (xxi) operating efficiency; (xxii) economic value-added; (xxiii) cash flow return on capital; (xxiv) return on net assets; (xxv) metal production; (xxvi) environmental health and safety performance; (xxvii) inventory turns; and (xxviii) environmental health and safety training metrics; any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
The performance goals may be based upon the attainment of specified levels of performance with respect to Noranda HoldCo or any subsidiary, affiliate, or division of Noranda HoldCo under one or more of the measures described above relative to the performance of other entities, divisions, or subsidiaries and the Committee may determine to include or exclude the impact of unusual or extraordinary items (including, without limitation, extraordinary or non-recurring items, commodity prices, exchange rates, tariffs, and lower of cost or market (LCM) adjustments). Both stock-based awards and cash-based awards granted under the 2014 Plan may be intended to qualify for the performance-based exception under Section 162(m) of the Code.
Treatment of Outstanding Equity Awards Following a Change in Control
The 2014 Plan provides that the effect of a change in control of the Company on any awards that are outstanding as of such change in control will be set forth in the applicable award agreement.
Amendment and Termination
The 2014 Plan may be amended, altered, or discontinued by the Board, but no amendment, alteration, or discontinuance that would materially impair the rights of a participant with respect to a previously granted award will be made without such participant’s consent. Amendments to the 2014 Plan will require stockholder approval to the extent such approval is required by law or applicable securities exchange listing standards.
The 2014 Plan will terminate on the tenth anniversary of the effective date of the 2014 Plan, which will be the date of stockholder approval, if such approval is obtained.
U.S. Federal Income Tax Consequences Relating to Equity Awards Granted under the 2014 Plan
The following discussion is a summary of certain federal income tax consequences of the issuance, receipt, and exercises of stock options and the granting and vesting of restricted stock and restricted stock units, in each case, under the 2014 Plan, based upon the laws in effect on the date of this proxy statement. The discussion is general in nature and does not take into account a number of considerations that may apply in light of the circumstances of a particular participant under the 2014 Plan. In addition, this summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2014 Plan, nor does it cover state, local, or non-U.S. taxes.
Incentive Stock Options
In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option (“ISO”). The exercise of an ISO, however, may result in an alternative minimum tax liability to the participant. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and a deduction for us) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.
Nonqualified Stock Options
In general, in the case of a nonqualified stock option, the participant has no taxable income at the time of grant but realizes ordinary income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to us. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which we are not entitled to a deduction.
Stock Appreciation Rights
A participant will not recognize taxable income at the time of grant of a stock appreciation right, and we will not be entitled to a tax deduction at that time. Upon exercise, a participant will recognize compensation taxable as ordinary income equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction.
Restricted Stock
Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and we will generally be allowed a corresponding tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the common stock as of that date, less any amount the participant paid for the common stock, and we will generally be allowed a corresponding tax deduction at that time. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which we will not be entitled to a deduction. If, however, the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to his or her Section 83(b) election.
A participant receiving dividends with respect to restricted stock for which the election described above has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. The Company will generally be entitled to a corresponding deduction.
Restricted Stock Units
A participant does not recognize income, and we will not be allowed a tax deduction, at the time restricted stock units are granted. When the restricted stock units vest and are settled for cash or stock, the participant generally will be required to recognize as ordinary income an amount equal to the fair market value of the shares on the date of vesting, and we will generally be allowed a corresponding deduction. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which we are not entitled to a deduction.
New Plan Benefits
Amounts to be awarded to employees under the 2014 Plan are not currently determinable. The following table and accompanying notes show amounts that were awarded to the named executive officers, all executive officers as a group, all non-employee directors as a group, and all non-executive employees as a group for 2013 under the Prior Plans and under our Senior Executive Bonus Plan, and represents the amount that would have been awarded for 2013 under the 2014 Plan had it been in effect (excluding shareholder return performance-based restricted stock, which we do not anticipate will be awarded in 2014). Amounts to be awarded under the 2014 Plan will be subject to the discretion of the Committee, and the Committee has not yet determined to whom awards will be made and the terms and conditions of such awards.

	Dollar value (1)	Number of restricted shares(2)	Number of restricted stock units(3)
	$	#	#
Layle K. Smith	710,141	126,750	—
Dale W. Boyles	—	40,000	—
Robert B. Mahoney	159,487	26,000	—
Gail E. Lehman	175,851	26,000	—
Scott M. Croft	176,581	26,000	—
Wayne R. Hale	—	26,000	—
All Executive Officers, as a Group	1,222,060	270,750	—
All Non-Employee Directors, as a Group	—	—	40,052
All Other Employees, as a Group	—	361,387	248,000

(1)
This column sets forth the payments made to the named executive officers under the Annual Incentive Plan for 2013, which was incorporated into the Senior Executive Bonus Plan. We do not anticipate that cash-based award opportunities intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code will be provided to participants in the Annual Incentive Plan other than executive officers.

(2)
This column reflects the annual award of service-vesting restricted stock and performance-based restricted stock (reflected based on target performance). It does not include the award of shareholder return performance-based restricted stock because we do not anticipate that such restricted stock will be awarded in 2014.

(3)	This column reflects the annual award of restricted stock units to our non-employee directors (other than any Apollo affiliate).
The Board of Directors recommends that stockholders vote FOR approval of the Noranda Aluminum Holding Corporation 2014 Long-Term Incentive Plan.
PROPOSAL TO APPROVE, ON AN ADVISORY BASIS,
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Specifically, these rules address the information we must provide in the compensation discussion and analysis, compensation tables and related disclosures included in this proxy statement. At the 2011 Annual Meeting, our stockholders voted, on an advisory basis, to recommend the holding of advisory votes on named executive officer compensation every three years. After consideration of these voting results and other factors, the Board determined that we will hold an advisory vote on compensation of our named executive officers every three years. Because our most recent advisory vote on executive compensation was held at the 2011 Annual Meeting, the next advisory vote will be held at our 2014 Annual Meeting.
As noted above under “Executive Compensation — Compensation Discussion and Analysis,” we have designed our compensation program to retain our executives, and motivate them to achieve specific financial objectives and align their interests with those of our stockholders. We also seek to promote strong governance of our company, excellent cash management, long-term earnings growth and safety performance. We believe our compensation program has been effective in promoting these objectives.

Accordingly, the Board recommends that our stockholders vote in favor of the following resolution:
RESOLVED, that the stockholders of Noranda Aluminum Holding Corporation approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in the proxy statement for the 2014 Annual Meeting.
This is an advisory vote, which means that the stockholder vote is not binding on us. Nevertheless, our Compensation Committee values the opinions expressed by our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.
The Board of Directors recommends a vote FOR approval of the compensation of our executive officers.
PROPOSAL TO RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board selected Ernst & Young LLP as our independent registered public accounting firm for 2014. This selection will be presented to the stockholders for ratification at the Annual Meeting; however, consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority in respect of the selection of our auditors. The Audit Committee may reconsider its selection if the appointment is not ratified by the stockholders.
A representative of Ernst & Young LLP will be in attendance at the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement at the meeting, if he or she desires to do so.
Fees paid to Ernst & Young LLP
Fees related to the 2013 and 2012 fiscal years payable to Ernst & Young LLP ("E&Y") for professional services rendered to Noranda HoldCo and its subsidiaries were (in millions):

	2013	2012
	$	$
Audit fees	2.0	2.0
Tax fees	0.1	0.2
Total	2.1	2.2
Audit Fees. Audit fees relate to professional services rendered by E&Y for the audit of our consolidated financial statements and internal control over financial reporting, for the reviews of the unaudited interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, and for services normally provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements, including reviews of registration statements.
Tax Fees. Tax fees were related to services for tax compliance, tax planning and tax advice.
Audit Committee Pre-Approval Procedures
The Audit Committee Charter provides that the Audit Committee pre-approves all audit and permitted non-audit services provided by the independent public registered accounting firm, subject to a "de minimis" exception provided by law for limited services that meet specified conditions and that are approved by the Audit Committee prior to completion of the audit. In addition, the Audit Committee Charter provides that the Audit Committee may delegate the authority to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more members of the Audit Committee, provided that any such preapprovals are presented to the full committee at its next scheduled meeting. The Audit Committee did not delegate this authority to any member of the committee in 2013.
The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for proxy statements and annual reports to stockholders, and, if applicable, notices of Internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the material addressed to those stockholders. This process, commonly referred to as "householding," is designed to reduce duplicate printing and postage costs. We and some brokers may household annual reports to stockholders and proxy materials, and if applicable, notices of Internet availability of proxy materials, by delivering a single copy of the material to multiple stockholders sharing the same address unless contrary instructions have been received from the affected stockholders.
If a stockholder wishes in the future to receive a separate copy of the annual report to stockholders and proxy statement or if applicable, a separate notice of Internet availability of proxy materials, or if a stockholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the stockholder should submit a request to the stockholder’s broker if the shares are held in a brokerage account or to our transfer agent, American Stock Transfer and Trust Company LLC, 6201 15th Avenue, Brooklyn, NY 11219, (800) 937-5449 if the shares are registered in the name of the stockholder. We will send promptly additional copies of the relevant material following receipt of a request for additional copies.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers, and persons holding more than ten percent of our common stock are required to file with the Securities and Exchange Commission initial reports of their ownership of the our common stock and reports of changes in such ownership. To our knowledge, based on information furnished to us, all of these filing requirements were satisfied for 2013.
OTHER BUSINESS
We are not aware of any matters, other than as indicated above, that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote such proxy in their discretion on such matters.
STOCKHOLDER PROPOSALS AND NOMINATION OF DIRECTOR CANDIDATES
Any proposals submitted by stockholders for inclusion in our proxy statement and proxy for the 2015 Annual Meeting of Stockholders must be received at our principal executive offices (to the attention of the Corporate Secretary) no later than December 16, 2014 and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.
Any stockholder who wishes to propose any business to be considered by the stockholders at the 2015 Annual Meeting of Stockholders other than a proposal for inclusion in the proxy statement pursuant to Securities and Exchange Commission regulations as described above, or who wants to nominate a person for election to the Board at that meeting, must provide a written notice to our Corporate Secretary that sets forth the specified information described in our by-laws concerning the proposed business or nominee. The notice must be delivered to the Corporate Secretary at Noranda HoldCo’s principal executive offices, at the address set forth above, not earlier than the close of business on January 9, 2015 and not later than the close of business on February 8, 2015. The requirements for the notice are set forth in our by-laws, a copy of which can be obtained upon request directed to the Corporate Secretary at Noranda HoldCo’s principal executive offices, at the address set forth on the first page of this proxy statement.

ANNUAL REPORT AND FORM 10-K
Our annual report to stockholders for 2013, including financial statements, is being furnished, simultaneously with this proxy statement, to all stockholders of record as of the close of business on March 24, 2014, the record date for voting at the Annual Meeting. A copy of our Annual Report and Form 10-K for the year ended December 31, 2013, excluding most exhibits, will be provided without charge to stockholders upon written request to Noranda Aluminum Holding Corporation, 801 Crescent Centre Drive, Suite 600, Franklin, TN 37067, Attention: Corporate Secretary. The Form 10-K provided to stockholders will include a list of exhibits to the Form 10-K. Copies of exhibits will be furnished to stockholders upon written request and upon payment of reproduction and mailing expenses.
By Order of the Board of Directors,

Gail E. Lehman
Chief Administrative Officer, General Counsel
and Corporate Secretary

Franklin, Tennessee
April 15, 2014

ANNEX A

Noranda Aluminum Holding Corporation
2014 Long-Term Incentive Plan
SECTION 1.    PURPOSE; DEFINITIONS
The purposes of this Plan are to give Noranda Aluminum Holding Corporation, a Delaware corporation (the “Company”), a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and/or consultants and to provide the Company and its Subsidiaries and Affiliates (each as defined below) with a stock and incentive plan providing incentives directly linked to stockholder value. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:
“Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company.
“Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.
“Apollo” has the meaning set forth in Section 10(a)(i).
“Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, other stock-based award, or Cash-Based Award granted pursuant to the terms of this Plan.
“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award denominated in a dollar amount.
“Change in Control” has the meaning set forth in Section 10(a).
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder, and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
“Commission” means the Securities and Exchange Commission or any successor agency.
“Committee” has the meaning set forth in Section 2(a).
“Common Stock” means common stock, par value $0.01 per share, of the Company.
“Company” means Noranda Aluminum Holding Corporation, a Delaware corporation, or its successor.
“Corporate Transaction” has the meaning set forth in Section 3(d)(i).
“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.
“Eligible Individuals” means directors, officers, employees, and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees, and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, provided that such determination shall be made in a manner consistent with any applicable requirements of Section 409A of the Code.
“Free-Standing SAR” has the meaning set forth in Section 5(b).
“Grant Date” means (a) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount, or (b) such later date as the Committee shall provide in such resolution.
“Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.
“Individual Agreement” means an employment, consulting, or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.
“Nonqualified Option” means any Option that is not an Incentive Stock Option.
“Option” means an Award described under Section 5.
“Outside Directors” has the meaning set forth in Section 11(a).
“Participant” means an Eligible Individual to whom an Award is or has been granted.
“Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award. In the case of Qualified Performance-Based Awards that are intended to qualify under Section 162(m)(4)(C) of the Code, (a) such goals shall be based on the attainment of one or any combination of the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) operating earnings or profit; (v) cash flow (including, but not limited to, operating cash flow and free cash flow) or cash cost; (vi) return on assets; (vii) return on capital; (viii) return on stockholders’ equity; (ix) return on sales; (x) gross or net profit or operating margin; (xi) costs; (xii) funds from operations; (xiii) expenses; (xiv) working capital; (xv) earnings per share; (xvi) price per share of Common Stock; (xvii) regulatory body approval for commercialization of a product; (xviii) implementation or completion of critical projects; (xix) market share; (xx) objective measures of productivity; (xxi) operating efficiency; (xxii) economic value-added; (xxiii) cash flow return on capital; (xxiv) return on net assets; (xxv) metal production; (xxvi) environmental health and safety performance; (xxvii) inventory turns; and (xxviii) environmental health and safety training metrics; any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices; and (b) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Such Performance Goals also may be based upon the attaining of specified levels of Company, Subsidiary, Affiliate, or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions, or subsidiaries and the Committee may determine to include or exclude the impact of unusual or extraordinary items (including, without limitation, extraordinary or non-recurring items, commodity prices, exchange rates, tariffs, and LCM adjustments).
“Plan” means this Noranda Aluminum Holding Corporation 2014 Long-Term Incentive Plan, as set forth herein and as hereafter amended from time to time.
“Prior Plans” means the Third Amended and Restated Noranda Aluminum Holding Corporation 2007 Long-Term Incentive Plan and the Noranda Aluminum Holding Corporation 2010 Incentive Award Plan.
“Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.
“Restricted Stock” means an Award described under Section 6.
“Restricted Stock Units” means an Award described under Section 7.
“RS Restriction Period” has the meaning set forth in Section 6(b)(ii).

“RSU Restriction Period” has the meaning set forth in Section 7(b)(ii).
“Section 16(b)” has the meaning set forth in Section 11(d).
“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.
“Share” means a share of Common Stock.
“Share Change” has the meaning set forth in Section 3(d)(ii).
“Stock Appreciation Right” has the meaning set forth in Section 5(b).
“Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.
“Tandem SAR” has the meaning set forth in Section 5(b).
“Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.
“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on a board of directors of, the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate, or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation, or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.
SECTION 2.    ADMINISTRATION
(a)Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 11, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan:
(i)to select the Eligible Individuals to whom Awards may from time to time be granted;
(ii)to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, other stock-based awards, Cash-Based Awards, or any combination thereof, are to be granted hereunder;
(iii)to determine the number of Shares to be covered by each Award granted hereunder or the amount of any Cash-Based Award;
(iv)to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;
(v)subject to Section 12, to modify, amend, or adjust the terms and conditions of any Award, at any time or from time to time;
(vi)to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall from time to time deem advisable;
(vii)subject to Section 11, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(viii)to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);
(ix)to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;
(x)to decide all other matters that must be determined in connection with an Award; and
(xi)to otherwise administer the Plan.
(b)Procedures.
(i)The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members, and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.
(ii)Subject to Section 11(c), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
(c)Discretion of Committee. Any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.
(d)Award Agreements. The terms and conditions of each Award (other than any Cash-Based Award), as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.
SECTION 3.    COMMON STOCK SUBJECT TO THE PLAN
(a)Plan Maximums. The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be 5,000,000 Shares, subject to limited increase in respect of awards under Prior Plans that are not settled for the full number of Shares subject to such awards, as set forth in Section 3(c). The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 1,000,000 Shares. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares. After the Effective Date, no awards may be granted under the Prior Plans, it being understood that (i) awards outstanding under the Prior Plans as of the Effective Date shall remain in full force and effect under the Prior Plans according to their respective terms and (ii) dividend equivalents may continue to be issued under the Prior Plans in respect of such awards.
(b)Individual Limits.
(i)During a calendar year, no single Participant (excluding non-employee directors of the Company) may be granted:
(A)Options or Stock Appreciation Rights covering in excess of 1,000,000 Shares in the aggregate; or
(B)Qualified Performance-Based Awards (other than Options, Stock Appreciation Rights, or Cash-Based Awards) covering in excess of 1,000,000 Shares in the aggregate.
(ii)During a calendar year, no single Participant who is a non-employee director of the Company may be granted Awards covering in excess of 150,000 Shares in the aggregate.
(c)Rules for Calculating Shares Delivered.
(i)To the extent that any Award (including for this purpose an award under a Prior Plan) is forfeited, terminates, expires, or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Award not delivered as a result thereof shall again be available for Awards under the Plan (in the case of Prior Plan awards, such Shares shall be added to the limitation set forth in the first sentence of Section 3(a)).
(ii)If the exercise price of any Option and/or the tax withholding obligations relating to any Award (including for this purpose an award under a Prior Plan) are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3(a) (in the case of Prior Plan awards, the number of Shares subject to such award in excess of such net number of shares shall be added to the limitation set forth in the first sentence of Section 3(a)).

(iii)To the extent any Shares subject to an Award (including for this purpose an award under a Prior Plan) are withheld to satisfy the exercise price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 3(a) (in the case of Prior Plan awards, such Shares shall be added to the limitation set forth in the first sentence of Section 3(a)).
(d)Adjustment Provisions.
(i)In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation (other than a spinoff), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan; (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards; (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.
(ii)In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan; (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards; (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.
(iii)In the case of Corporate Transactions, the adjustments contemplated by Section 3(d)(i) may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any Share Change and any Corporate Transaction and any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or the Company’s other filings with the Commission; provided that, in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code. Any adjustments made pursuant to this Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (I) continue not to be subject to Section 409A of the Code or (II) comply with the requirements of Section 409A of the Code.
(iv)Any adjustment under this Section 3(d) need not be the same for all Participants.
SECTION 4.    ELIGIBILITY
Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).
SECTION 5.    OPTIONS AND STOCK APPRECTION RIGHTS
(a)Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.
(b)Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.
(c)Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.
(d)Exercise Price. The exercise price per Share subject to an Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company’s stockholders.
(e)Term. The Term of each Option and each Stock Appreciation Right shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.
(f)Vesting and Exercisability. Except as otherwise provided in the Plan, Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Stock Appreciation Right will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Stock Appreciation Right.
(g)Method of Exercise. Subject to the provisions of this Section 5, Options and Stock Appreciation Rights may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company’s appointed third-party Plan administrator specifying the number of Shares as to which the Option or Stock Appreciation Right is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Stock Appreciation Right relating to no less than the lesser of the number of Shares then subject to such Option or Stock Appreciation Right or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Option multiplied by the applicable per Share exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:
(i)Payment may, if approved by the Committee, be made in the form of unrestricted Shares already owned by Participant (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.
(ii)To the extent permitted by applicable law, payment may, if approved by the Committee, be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local, or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.
(iii)Payment may, if approved by the Committee, be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.
(h)Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.
(i)Terminations of Employment. The effect of a Participant’s Termination of Employment on any Stock Option or Stock Appreciation Right then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Stock Option or Stock Appreciation Right. In no event shall a Stock Option or Stock Appreciation Right be exercisable after the expiration of its term.
(j)Nontransferability of Options and Stock Appreciation Rights. No Option or Stock Appreciation Right shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Stock Appreciation Right, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(i), it being understood that the term “Participant” includes such guardian, legal representative, and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.
SECTION 6.    RESTRICTED STOCK
(a)Nature of Awards and Certificates. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Noranda Aluminum Holding Corporation 2014 Long-Term Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Noranda Aluminum Holding Corporation.
The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
(b)Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:
(i)The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals) need not be the same with respect to each Participant.
(ii)Subject to the provisions of the Plan and the applicable Award Agreement, so long as a Restricted Stock Award remains subject to the satisfaction of vesting conditions (the “RS Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Shares of Restricted Stock.
(iii)Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.
(iv)Except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason during the RS Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, that, subject to Section 11(b), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Shares of Restricted Stock.

(v)If and when any applicable Performance Goals are satisfied and the RS Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.
SECTION 7.    RESTRICTED STOCK UNITS
(a)Nature of Awards. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares.
(b)Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:
(i) The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such Awards as Qualified Performance-Based Awards. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Units (including without limitation any Performance Goals) need not be the same with respect to each Participant.
(ii)Subject to the provisions of the Plan and the applicable Award Agreement, so long as an Award of Restricted Stock Units remains subject to the satisfaction of vesting conditions (the “RSU Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Restricted Stock Units.
(iii)The Award Agreement for Restricted Stock Units shall specify whether, to what extent, and on what terms and conditions the applicable Participant shall be entitled to receive current or delayed payments of cash, Common Stock, or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e)).
(iv)Except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason during the RSU Restriction Period or before the applicable Performance Goals are satisfied, all Restricted Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that, subject to Section 11(b), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock Units.
(v)Except to the extent otherwise provided in the applicable Award Agreement, an award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest (but in no event later than March 15 of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).
SECTION 8.    OTHER STOCK-BASED AWARDS
Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including, without limitation, unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under the Plan.
SECTION 9.    CASH-BASED AWARDS
Cash-Based Awards may be granted under this Plan. Cash-Based Awards that are Qualified Performance-Based Awards shall be subject to the provisions of Section 11 of this Plan. In addition, no Eligible Individual may be granted a Cash-Based Award that is a Qualified Performance-Based Award that has an aggregate maximum payment value in any calendar year in excess of $5,000,000. Cash-Based Awards may be paid in cash or in Shares (valued at Fair Market Value as of the date of payment) as determined by the Committee.
SECTION 10.    CHANGE IN CONTROL PROVISIONS
(a)Definition of Change in Control. Except as otherwise may be provided in an applicable Award Agreement, for purposes of the Plan, a “Change in Control” shall mean any of the following events:
(i)the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than Apollo Management VI L.P. (together with its affiliates, “Apollo”)) or any of its affiliates or an affiliate of the Company immediately prior to such acquisition) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50%, indirectly or directly, of the voting power of the Company (other than any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries); or
(ii)consummation of an amalgamation, a merger, consolidation, recapitalization, or similar business combination transaction of the Company or any direct or indirect subsidiary thereof with any other entity (other than Apollo or an affiliate of the Company immediately prior to such transaction) or a sale or other disposition of all or substantially all of the assets of the Company to any other person or entity (other than Apollo or an affiliate of the Company immediately prior to such transaction), following which the voting securities of the Company that are outstanding immediately prior to such transaction cease to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or the person or entity that owns substantially all of the Company’s assets either directly or through one or more subsidiaries) or any parent or other affiliate thereof) at least 50% of the combined voting power of the securities of the Company or, if the Company is not the surviving entity, such surviving entity (or the person or entity that owns substantially all of the Company’s assets either directly or through one or more subsidiaries) or any parent or other affiliate thereof, outstanding immediately after such transaction.
(b)Impact of a Change in Control. The effect of a Change in Control on any Awards that are outstanding as of such Change in Control shall be set forth in the applicable Award Agreement.
SECTION 11    QUALIFIED PRFORMANCE BASED AWARDS; SECTION 16(b)
(a)The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors).
(b)Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested, and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate.
(c)The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.
(d)The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).
SECTION 12.    TERM, AMENDMENT AND TERMINATION
(a)Effectiveness. The Board approved this Plan on March 31, 2014. The effective date (the “Effective Date”) of this Plan is the date that the Plan is approved by the Company’s stockholders.
(b)Termination. The Plan will terminate on the 10th anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.
(c)Amendment of Plan. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law (including, without limitation, Section 409A of the Code), stock exchange rules, or accounting rules. In addition, no amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d)Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules, or accounting rules.
SECTION 13.    UNFUNDED STATUS OF PLAN
It is intended that the Plan constitute an “unfunded” plan. Solely to the extent permitted under Section 409A, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.
SECTION 14.     GENERAL PROVISIONS
(a)Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency that the Committee shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.
(b)Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.
(c)No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time and for any reason.
(d)Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local, or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.
(e)Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e). In no event may any dividends or dividend equivalents with respect to any performance-based Awards be paid until vesting (if any) of such Awards.
(f)Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Eligible Individual, after such Participant’s death, may be exercised.
(g)Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

(h)Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.
(i)Non-Transferability. Except as otherwise provided in Section 5(j) or as determined by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.
(j)Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States, or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
(k)Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in this Section 14(k), and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, any payments (whether in cash, Shares, or other property) to be made with respect to the Award upon the Participant’s Termination of Employment shall be delayed until the earlier of (A) the first day of the seventh month following the Participant’s Termination of Employment and (B) the Participant’s death. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.

ANNUAL MEETING OF STOCKHOLDERS OF

NORANDA ALUMINUM HOLDING CORPORATION

May 9, 2014

noranda

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING:
The Notice of Meeting, proxy statement and proxy card are available on the Investor Relations pages of the Company's website at http://www.norandaaluminum.com

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20430330000000000000 9 050914

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED AND "FOR" PROPOSALS 2, 3 and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ William H. Brooks
○ Matthew R. Michelini
○ Thomas R. Miklich
○ Ronald S. Rolfe

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm to audit the Noranda Aluminum Holding Corporation 2014 consolidated financial statements and internal control over financial reporting.	☐	☐	☐
3. Adoption of Noranda Aluminum Holding Corporation 2014 Long-Term Incentive Plan.	☐	☐	☐
4. Advisory vote to approve named executive officer compensation.	☐	☐	☐

5. To vote on such other business as may properly come before the meeting.

If no instructions are given, the shares will be voted "FOR" all nominees listed in Proposal 1, and "FOR" Proposals 2, 3, and 4. In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2013 Annual Report to Stockholders.

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

NORANDA ALUMINUM HOLDING CORPORATION

801 Crescent Centre Drive, Suite 600

Franklin, TN 37067

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gail E. Lehman and Dale W. Boyles as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Noranda Aluminum Holding Corporation held of record by the undersigned as of March 24, 2014, at the Annual Meeting of Stockholders to be held at The London NYC, 151 West 54th Street, New York, New York, on May 9, 2014, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

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